UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy
Statement
Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Playa Hotels & Resorts N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PLAYA HOTELS & RESORTS N.V.

Nieuwezijds Voorburgwal 104

1012 SG Amsterdam, the Netherlands

April 17, 2023

Dear Playa Hotels & Resorts N.V. Shareholders:

You are cordially invited to attend the annual general meeting of shareholders (the “AGM”) of Playa Hotels & Resorts N.V. (“Playa” or the “Company”), which will be held on Thursday, May 11, 2023, at 11:00 a.m. Central European Summer Time (CEST), at the Company’s offices, located at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands.

During the AGM, shareholders will be asked to vote on the appointment of directors; the adoption of the Dutch Statutory Annual Accounts for fiscal year 2022; the ratification of the selection of Deloitte & Touche LLP as Playa’s independent registered public accounting firm for fiscal year 2023; the instruction to Deloitte Accountants B.V. for the audit of Playa’s Dutch Statutory Annual Accounts for fiscal year 2023; a non-binding, advisory vote to approve the compensation of our named executive officers; the discharge from liability of Playa’s directors with respect to the performance of their duties in 2022; the authorization of the Board of Directors to acquire shares (and depository receipts for shares) in the Company’s capital; the delegation to the Board of Directors of the authority to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights; and amendments to the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) and compensation policy to increase the number of shares available for issuance under the 2017 Plan by 12,000,000 shares to a total of 24,000,000 shares (each a “Proposal” and together the “Proposals”).

The enclosed Notice of Annual General Meeting of Shareholders and Proxy Statement contain details regarding each of the Proposals, the AGM and other matters. We encourage you to review these materials carefully.

Thank you for your continued support of Playa. We look forward to seeing you on May 11, 2023.

Very truly yours,

Bruce D. Wardinski

Chairman and Chief Executive Officer

Playa Hotels & Resorts N.V.

The accompanying proxy statement is dated April 17, 2023 and is first being mailed to the shareholders of Playa on or about April 17, 2023.

PLAYA HOTELS & RESORTS N.V.

Nieuwezijds Voorburgwal 104

1012 SG Amsterdam, the Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 11, 2023

The Board of Directors of Playa Hotels & Resorts N.V. (“Playa” or the “Company”) is pleased to convene the Company’s annual general meeting of shareholders (the “AGM”), which will be held at the Company’s offices, located at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands on May 11, 2023 at 11:00 a.m. Central European Summer Time (“CEST”), for the following purposes:

1.	Opening

2.	Appointment of directors (voting items)

3.	Discussion of our Dutch Statutory Annual Report for the fiscal year ended December 31, 2022 (the “Annual Report”) (discussion item)

4.	Adoption of our Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2022 (the “Annual Accounts”) (voting item)

5.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (voting item)

6.	Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2023 (voting item)

7.	A non-binding, advisory vote to approve the compensation of the Company’s named executive officers (voting item)

8.	Discussion of our dividend and reservation policy (discussion item)

9.	Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2022 (voting item)

10.	Authorization of the Board of Directors to acquire shares (and depository receipts for shares) in the capital of the Company (voting item)

11.

Delegation to the Board of Directors of the authority to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights for 10% of the Company’s issued share capital (voting item)

12.

Amendments to the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) and compensation policy to increase the number of shares available for issuance under the 2017 Plan by 12,000,000 shares to a total of 24,000,000 shares (voting item)

13.	Closing

No business will be voted on at the AGM except for the items which are indicated above as being “voting items.” Those voting items have been proposed to the AGM by our Board of Directors.

Please refer to the accompanying proxy statement for further information with respect to the aforementioned voting items. The record date under Dutch law (registratiedatum) for the AGM is April 13, 2023 (the “Record Date”). The Board of Directors has determined that the Company’s shareholders’ register and the register maintained for shares in the Company’s capital by the Company’s U.S. transfer agent are the relevant registers for determining who are entitled to attend and, if relevant, vote at the AGM. Those who are shareholders of the Company on the Record Date, or who otherwise have meeting rights under Dutch law with respect to shares in the Company’s capital on the Record Date, provided in each case that they are registered as such in either of the above-mentioned registers, may attend the AGM and, if relevant, vote at the AGM in person or by proxy. Unless the context requires otherwise, references in this convening notice and in the accompanying proxy statement to “shareholders” refer to the shareholders and others with meeting rights under Dutch law on the Record Date as referred to in the immediately preceding sentence.

Shareholders who wish to attend and, if relevant, vote at the AGM must notify the Company in writing of their identity and intention to attend the AGM no later than 5:59 a.m. CEST on May 10, 2023 (the “Cut-Off Time”). Such notice is to be sent to the Company’s office at 1560 Sawgrass Corporate Parkway, Suite 140, Fort Lauderdale, Florida 33323 to the attention of the Company’s Secretary. In addition, proper identification, such as a driver’s license or passport, must be presented at the AGM.

Copies of our Annual Report, the Annual Accounts, and the proposed amendments to the 2017 Plan and compensation policy will be available for inspection by shareholders at our registered offices in the Netherlands, located at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands. Such copies will be available for inspection from the date of this notice until the close of our AGM. The proxy materials, including the aforementioned copies, will be posted on www.proxyvote.com and on the Company’s website, www.playaresorts.com.

Attendance at the AGM is limited to shareholders, Company management and Company advisors. Registration will begin at 10:00 a.m. CEST and the AGM will begin at 11:00 a.m. CEST on May 11, 2023. Each shareholder desiring to attend MUST bring proof of share ownership as of the Record Date along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company by the Cut-Off Time to indicate your plan to attend as described above. Failure to comply with these requirements may preclude you from being admitted to the AGM.

It is important that your shares be represented at the AGM regardless of whether you plan to attend in person. If you do not expect to attend the AGM in person, you may vote your shares after the Record Date but no later than the Cut-Off Time by (i) voting online at www.proxyvote.com, (ii) voting by telephone by following the “Vote by Phone” instructions on the proxy card, or (iii) marking, signing, dating and returning the accompanying proxy card accordingly for all of the shares you may vote. If you will be present at the AGM in person and have also provided a proxy or voted online or by telephone, you may revoke your proxy prior to the Cut-Off Time and vote in person at the AGM.

If you wish to vote the shares you beneficially own through a bank, broker, trust company or other nominee in person at the AGM or by proxy, you must first obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your shares.

By Order of the Board of Directors,

Bruce D. Wardinski

Chairman and Chief Executive Officer

April 17, 2023

2022 STRATEGIC AND OPERATIONAL HIGHLIGHTS	1
ABOUT THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS	2
OUR COMPANY	6
MATTERS TO BE VOTED UPON	7
Item 1. Appointment of Directors	7
Item 2. Adoption of the Annual Accounts for the fiscal year ended December 31, 2022	11
Item 3. Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	12
Item 4. Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2023	12
Item 5. A non-binding, advisory vote to approve the compensation of the Company’s named executive officers	13
Item 6. Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2022	14
Item 7. Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company	14
Item 8. Delegation to the Board of the authority to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights for 10% of the Company’s issued share capital	15
Item 9. Amendments to the Company’s 2017 Plan and compensation policy to increase the number of shares available for issuance under the 2017 Plan by 12,000,000 shares to a total of 24,000,000 shares	16
AUDIT COMMITTEE MATTERS	23
Policy for Pre-Approval of Audit and Permitted Non-Audit Services	23
Auditor Fees and Services	23
Audit Committee Report	24
CORPORATE GOVERNANCE AND BOARD MATTERS	25
Corporate Governance Profile	25
Our Board	25
Board Matrices	25
Director Independence	26
Board Committees	30
Code of Business Conduct and Ethics	33
Stock Ownership Guidelines	34
Hedging and Pledging of Company Securities	34
Risk Oversight	35
Social and Environmental Commitment	36
DIRECTOR COMPENSATION	38
EXECUTIVE OFFICERS	39
SIGNIFICANT EMPLOYEES	41
COMPENSATION DISCUSSION AND ANALYSIS	42
Our Named Executive Officers	42
Compensation Philosophy and Objectives	42
Elements of NEO Compensation	46
Compensation Process	47
2022 Compensation Decisions	49
2023 Compensation Outlook	52
Compensation Committee Report	53
EXECUTIVE COMPENSATION TABLES	54
Summary Compensation Table	54
Grants of Plan Based Awards Table	55
Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table	55
Outstanding Equity Awards at Fiscal Year-End	59
Potential Payments Upon Termination or Change in Control	60
Pay Versus Performance	63
Pay Ratio	67

ANNEX A—PROPOSED AMENDMENT TO 2017 OMNIBUS INCENTIVE PLAN	81
ANNEX B—PROPOSED COMPENSATION POLICY	82
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	68
Review, Approval or Ratification of Transactions with Related Persons	73
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	74
COMMUNICATIONS WITH DIRECTORS; WEBSITE ACCESS TO OUR CORPORATE DOCUMENTS	76
OTHER PROXY MATTERS	78
Information About Our 2024 Annual General Meeting: Shareholder Proposals and Shareholder Access	78

PLAYA HOTELS & RESORTS N.V.

Nieuwezijds Voorburgwal 104

1012 SG Amsterdam, the Netherlands

PROXY STATEMENT

PROXY STATEMENT OVERVIEW

The Board of Directors (the “Board”) of Playa Hotels & Resorts N.V. (“Playa” or the “Company”) is soliciting proxies for the Company’s annual general meeting of shareholders (the “AGM”), which will be held at the Company’s offices, located at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands on May 11, 2023 at 11:00 a.m. Central European Summer Time (“CEST”). At the AGM, shareholders will be asked to vote on the matters outlined in the Notice of the Annual General Meeting of Shareholders. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 17, 2023.

2022 STRATEGIC AND OPERATIONAL HIGHLIGHTS

The post-pandemic travel recovery continued in 2022, building off of the foundation established the prior year. Playa’s Occupancy rate increased by over 20 percentage points versus 2021 as COVID-19 related travel restrictions eased throughout most of the world and consumers began shifting their spending back towards leisure services. Playa’s exceptional value proposition positioned us well to deliver strong financial results through a best-in-class guest experience. We continued to focus on our service level to separate us from our competition and support higher Average Daily Rate (ADR) at our resorts, resulting in higher guest satisfaction scores despite the price increases.

The year was not without challenges as we were impacted by the Omicron variant in the beginning of the year and temporarily closed some of our resorts in the Dominican Republic to make necessary repairs as a result of Hurricane Fiona. Despite the challenges, we were able to grow our ADR nearly 20% year-over-year and generated the highest adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the Company’s history.

Our strong business fundamentals in 2022 led to positive free cash flow generation and significantly improved our liquidity position, which enabled us to resume our share repurchase program. We repurchased $46.3 million of our outstanding shares during 2022 and our Board of Directors approved a new $200.0 million repurchase program in early 2023. Repurchasing our shares is an attractive risk-adjusted use of capital given the business fundamentals and attractive valuation. To further enhance our liquidity position and support our capital allocation decisions, we also refinanced our debt to extend the maturity to January 2029 and increased the capacity of our Revolving Credit Facility to $225.0 million during the fourth quarter of 2022.

Increasing our direct bookings continued to be a key strategic initiative. The addition of the Wyndham Alltra brand to our resort portfolio in late 2021 further supported additional direct bookings penetration, along with our ongoing channel optimization efforts. Our goal is for direct business to account for nearly half of our business by the end of 2023.

We also took advantage of capital efficient opportunities to grow EBITDA, such as adding management of four third-party owned resorts and expanding The Playa Collection, which is a third-party owned and operated membership program. We will continue to look for management opportunities and plan to expand The Playa Collection across our portfolio throughout 2023.

As the post-pandemic recovery continues, we are optimistic about demand for travel and on our competitive positioning within our markets. We continue to see ADR strength and are encouraged by the demand we have seen in our pace of bookings thus far in 2023.

ABOUT THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

You are receiving this proxy statement because you were a registered shareholder or beneficial owner of shares of Playa on the Record Date (as defined below) for Playa’s 2023 AGM. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board for use at our AGM. This proxy statement and the accompanying proxy card are first being made available to you on or about April 17, 2023.

WHEN AND WHERE WILL THE AGM BE HELD?

The 2023 AGM will be held at the Company’s offices, located at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands, on May 11, 2023 at 11:00 a.m. CEST for the purpose of discussing and, where relevant, voting on the agenda items described in this proxy statement.

WHICH NON-VOTING ITEMS WILL BE DISCUSSED?

The following agenda items will be discussed at the AGM, but will not be voted on:

1.	Our Dutch Statutory Annual Report for the fiscal year ended December 31, 2022, which has been made available for inspection in accordance with applicable law; and

2.

Our dividend and reservation policy, which is not to distribute any profits in the near future and to add any such profits to the Company’s reserves for share repurchases and general corporate purposes, such as funding the development and expansion of the Company’s business, making future investments, financing capital expenditures and enhancing the Company’s liquidity position. If and when the Company does intend to distribute a dividend, such dividend may be distributed in the form of cash only or shares only, through a combination of the foregoing (cash and shares) or through a choice dividend (cash or shares), in each case subject to applicable law.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board (each a “Proposal” and collectively, the “Proposals”):

1.	Appointment of directors;

2.	Adoption of the Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2022 (the “Annual Accounts”);

3.	Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

4.	Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2023;

5.	A non-binding, advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”);

6.	Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2022;

7.	Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company;

8.

Delegation to the Board of the authority to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights for 10% of the Company’s issued share capital (the “Issuance Authorization”); and

9.	Amendments to the Company’s 2017 Plan and compensation policy to increase the number of shares available for issuance under the 2017 Plan by 12,000,000 shares to a total of 24,000,000 shares.

WHAT VOTE IS REQUIRED TO ADOPT EACH OF THE PROPOSALS?

Consistent with Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed at the AGM from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is represented in person or by proxy at the AGM, unless the nomination is overruled at the AGM by a resolution against the appointment of the candidate adopted by a simple majority of the votes cast, provided such majority represents more than half of the issued share capital. In such event, a new nomination will be made by the Board.

Other than for the appointment of directors, each Proposal requires the affirmative vote of a simple majority of the valid votes cast at the AGM, provided that the Issuance Authorization requires the affirmative vote of a two-thirds majority of the valid votes cast at the AGM if less than half of the Company’s share capital is represented at the meeting. A quorum of at least one-third of the issued and outstanding share capital is separately required for the adoption of each Proposal. If a quorum of at least one-third of the issued and outstanding share capital is not represented in person or by proxy with respect to any Proposal, such Proposal cannot be validly adopted at the AGM. References to shares being “outstanding” are to shares that form part of the Company’s issued share capital which are not held by the Company itself or by a subsidiary of the Company.

Dutch law and the Company’s Articles of Association provide that voting abstentions or blank votes will count for the purpose of determining whether a quorum is present at the AGM but will not count for the purpose of determining the number of votes cast. “Broker non-votes” (as described below) will not count as shares present at the AGM or for the purpose of determining the number of votes cast with respect to those matters.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board unanimously recommends that our shareholders vote “FOR” the appointment of each director; “FOR” the adoption of the Annual Accounts; “FOR” the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; “FOR” the instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2023; “FOR” the advisory vote to approve the compensation of the Company’s named executive officers; “FOR” the discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2022; “FOR” the authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company; “FOR” the delegation to the Board of the authority to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights for 10% of the Company’s issued share capital; and “FOR” the amendments to the 2017 Plan and compensation policy.

WHO IS ENTITLED TO VOTE AND HOW MANY VOTES DO THEY HAVE?

Dutch law provides that the record date for the AGM must be 28 days prior to the date of the AGM; thus, the record date is April 13, 2023 (the “Record Date”). The Board has determined that the Company’s shareholders’ register and the register maintained for shares in the Company’s capital by the Company’s U.S. transfer agent are the relevant registers for determining who is entitled to attend and, if relevant, vote at the AGM. Those who are shareholders of the Company on the Record Date, or who otherwise have meeting rights under Dutch law with respect to shares in the Company’s capital on the Record Date, provided in each case that they are registered as such in either of the above-mentioned registers, may attend the AGM and, if relevant, vote at the AGM in person or by proxy. Unless the context requires otherwise, references in this proxy statement to “shareholders” refer to the shareholders and others with meeting rights under Dutch law on the Record Date as referred to in the immediately preceding sentence.

As of the close of business on April 11, 2023 (the last practicable date prior to the Record Date and the mailing of the proxy statement), there were 158,532,558 ordinary shares, €0.10 par value of the Company (“Ordinary Shares” or “Playa shares”) outstanding and entitled to vote. Each Playa share carries the right to cast one vote on each Proposal. Shareholders do not have cumulative voting rights.

HOW DO I VOTE BEFORE THE AGM?

If you are a registered shareholder, meaning that you hold your shares through an account with our transfer agent, Computershare, you can vote by mail, by completing, signing, and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by telephone by following the “Vote by Phone” instructions on the proxy card.

If you are a beneficial owner of Playa shares and hold your shares through a bank, broker, trust company or other nominee (“street name”), the relevant institution will send you instructions describing the procedure for instructing the relevant institution as to how to vote the Playa shares you beneficially own. If you wish to vote the Playa shares you beneficially own directly either in person at the AGM or by proxy, you must first obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your Playa shares.

Given the time of the meeting in the Netherlands, in order for your mailed, telephonic or online vote to be counted, it must be received on or before 5:59 a.m. CEST on May 10, 2023 (the “Cut-Off Time”). The official electronic voting results will be those reported by our vote tabulator, Broadridge, in its final report to be provided promptly following the Cut-Off Time. Proxies delivered or votes received online or by telephone after the Cut-Off Time will be disregarded.

MAY I VOTE AT THE AGM?

You may vote your shares at the AGM if you attend in person. Even if you plan to attend the AGM, we encourage you to vote your shares by proxy, by telephone or online.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the AGM is limited to shareholders, Company management and Company advisors. Registration will begin at 10:00 a.m. CEST and the AGM will begin at 11:00 a.m. CEST on May 11, 2023. Each shareholder desiring to attend the AGM in person MUST bring proof of share ownership as of the Record Date along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company by the Cut-Off Time to indicate your identity and your plan to attend. Such registration must be made to the Company in writing (such notice to be sent to the Company’s office at 1560 Sawgrass Corporate Parkway, Suite 140, Fort Lauderdale, Florida 33323 to the attention of the Company’s Secretary) prior to the Cut-Off Time. Failure to comply with these requirements may preclude you from being admitted to the AGM.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the Cut-Off Time. You may revoke your proxy prior to the Cut-Off Time (1) by submitting a properly signed proxy card with a later date, or (2) by voting in person at the AGM.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned prior to the Cut-Off Time but do not contain instructions will be voted “FOR” each director and “FOR” each of the other Proposals.

WHAT HAPPENS IF I FAIL TO VOTE OR ABSTAIN FROM VOTING?

If you do not exercise your vote because you do not submit a properly executed proxy card to the Company, and do not vote online or by telephone, in accordance with the instructions contained in this proxy statement in a timely fashion or by failing to attend the AGM to vote in person or fail to instruct your broker, bank, trust company or other nominee how to vote on a non-routine matter (a “failure to vote”), it will have no effect on a Proposal. If you mark your proxy or voting instructions expressly to abstain or to cast a “blank vote” for any Proposal, it will also have no effect on such Proposal. If you do not give instructions to your broker, bank, trust company or other nominee, such broker, bank, trust company or other nominee will nevertheless be entitled to vote your shares in its discretion on routine matters and may give or authorize the giving of a proxy to vote the Playa shares in its discretion on such matters. For the avoidance of doubt, if a shareholder returns a properly executed proxy card in a timely fashion without indicating how to vote on one or more of the Proposals (and without indicating expressly to abstain or to cast a “blank vote”), the Playa shares represented by such proxy will count for the purposes of determining the presence of a quorum with respect to such Proposal(s), will be voted in favor of each such Proposal in accordance with the recommendation of the Board, and it will not be considered a failure to vote.

IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

If you hold your shares in street name, your broker, bank, trust company or other nominee cannot vote your shares on non-routine matters, such as the appointment of our directors, without instructions from you. You should therefore instruct your broker, bank, trust company or other nominee as to how to vote your Playa shares, following the directions from your broker, bank, trust company or other nominee provided to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not provide your broker, bank, trust company or other nominee with instructions and your broker, bank, trust company or other nominee submits an unvoted proxy with respect to a Proposal that is a non-routine matter, this will be considered to be a “broker non-vote” and your shares will not be counted for purposes of determining the presence of a quorum with respect to that Proposal. However, your broker, bank, or trust company is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares, in which case your shares will count for purposes of determining whether a quorum is present with respect to that Proposal.

Beneficial owners of Playa shares held through a broker, bank, trust company or other nominee may not vote the underlying shares at the AGM, unless they first obtain (where appropriate, through the relevant broker, bank, trust company or other nominee) a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your Playa shares.

WHAT HAPPENS IF I TRANSFER MY PLAYA SHARES BEFORE THE AGM?

The Record Date for the AGM is earlier than the date of the AGM. If you transfer your Playa shares after the Record Date, you will retain your right to attend and vote at the AGM.

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and we may, upon request, reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our shares. The solicitation of proxies by the Board will be conducted by mail and also through the Internet. In addition, certain members of the Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication.

OUR COMPANY

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of December 31, 2022, Playa owned and/or managed a total portfolio consisting of 25 resorts (9,352 rooms) located in Mexico, Jamaica, and the Dominican Republic:

•

In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Wyndham Alltra Cancún, Wyndham Alltra Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta, and Hyatt Ziva Los Cabos;

•	In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa, and Jewel Paradise Cove Beach Resort & Spa;

•

In the Dominican Republic, Playa owns and manages Hilton La Romana All-Inclusive Family Resort, Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana, Hyatt Ziva Cap Cana, and Jewel Punta Cana; and

•

Playa owns one resort in the Dominican Republic, the Jewel Palm Beach, that was managed by a third-party until January 6, 2023 but is now managed by Playa. We also manage eight resorts on behalf of third-party owners.

Playa’s strategy is to leverage its globally recognized brand partnerships and proprietary in-house direct booking capabilities to capitalize on the growing popularity of the all-inclusive resort model and reach first-time all-inclusive resort consumers in a cost-effective manner. We believe that this strategy should position us to generate attractive returns for our shareholders, build lasting relationships with our guests, and enhance the lives of our associates and the communities in which we operate.

As of December 31, 2022, we directly and indirectly employed approximately 14,100 employees worldwide at our corporate offices and on-site at our resorts.

MATTERS TO BE VOTED UPON

Item 1. Appointment of Directors

Our Board currently consists of eight directors (including one interim non-executive director), each of whom is either an executive director, a non-executive director, or an interim non-executive director pursuant to applicable Dutch law.

One of our directors, Mr. Mahmood Khimji, was designated to the Board pursuant to the Shareholder Agreement dated as of May 31, 2018 (the “2018 Shareholder Agreement”), among the Company, JCSD Trustee Services Limited (“JCSD”) and X Fund Properties Limited (“XFUND”), companies affiliated with Sagicor Group Jamaica Limited (collectively “Sagicor”).

Consistent with Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed at the AGM from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is represented in person or by proxy at the AGM, unless the nomination is overruled at the AGM by a resolution against the appointment of the candidate adopted by a simple majority of the votes cast, provided such majority represents more than half of the issued share capital. In such event, a new nomination will be made by the Board.

If appointed, each director will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death or the expiration of his or her term of office as described below. The Board has unanimously adopted resolutions to make the following binding nominations:

1.	The Board has nominated Bruce D. Wardinski to serve as an executive director for a term ending immediately after the annual general meeting of shareholders of the Company to be held in 2024; and

2.

The Board has nominated Jeanmarie Cooney, Hal Stanley Jones, Mahmood Khimji, Elizabeth Lieberman, Maria Miller, Leticia Navarro and Karl Peterson to serve as non-executive directors for a term ending immediately after the annual general meeting of shareholders of the Company to be held in 2024.

The Board recommends a vote “FOR” the appointment of each director.

Each of the proposed appointments is considered a separate voting item under Dutch law. Set forth below is information regarding each director nominee’s age, principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board that such person should serve as one of our directors. Ages are given as of the date of the AGM. Each nominee is currently on the Board as a director or as an interim director and each has consented to act as a director of Playa if appointed at the AGM.

Bruce D. Wardinski, 63, has served as our Chairman and Chief Executive Officer since March 12, 2017. Mr. Wardinski previously served as Chief Executive Officer of Playa Hotels & Resorts B.V. (our “Predecessor”) and a director of our Predecessor since August 2013. In 2006, Mr. Wardinski founded our Predecessor’s prior parent and served as its Chief Executive Officer and Chairman of its board of directors from May 2006 to August 2013. From June 2002 to December 2010, Mr. Wardinski served as Chief Executive Officer of Barceló Crestline. From 1998 to 2002, Mr. Wardinski was Chairman, President and Chief Executive Officer of Crestline Capital Corporation. Mr. Wardinski served as a member of the Executive Commission of Barceló Corporación Empresarial of Palma de Mallorca, Spain from 2004 to 2010. Mr. Wardinski was Senior Vice President and Treasurer of Host Marriott Corporation (now Host Hotels & Resorts, Inc.), a hotel asset management company, from 1996 to 1998. Before this appointment, he served in various other capacities with Host Marriott and Marriott Corporation (now Marriott International, Inc.) from 1987 to 1996. In 2003, Mr. Wardinski formed Highland Hospitality Corporation, a lodging and hospitality REIT, where he served as Chairman of its board of directors until the sale of the company in 2007. Prior to joining Host Marriott and Marriott Corporation, Mr. Wardinski worked for Price Waterhouse (now PricewaterhouseCoopers) in Washington D.C., and for Goodyear International in Caracas, Venezuela. Mr. Wardinski was a founding member and currently serves as Chairman of the ServiceSource Foundation, a not-for-profit advocacy group representing people with disabilities. In addition, Mr. Wardinski serves on the board of directors and audit committee of DiamondRock Hospitality (NYSE: DRH), on the board of directors of George Mason University Foundation, Inc., and on the Board of Advisors of the College of Business at James Madison University. Mr. Wardinski graduated with honors from the University of Virginia with a Bachelor of Science and from the Wharton School of Business at the University of Pennsylvania with a Master of Business Administration.

Areas of Expertise: Real Estate and Development, Hotel Operations, Hospitality/Travel Industry, Capital Markets, Public Company Board Experience, Corporate Governance, Human Capital Management, Financial Reporting/Accounting, Business Head/Corporate Management, and Risk Management.

Jeanmarie Cooney, 57, has served as an interim non-executive director since July 1, 2022. Ms. Cooney is an accomplished global finance executive with over thirty years’ experience providing strategic financial and operational management across a diverse spectrum of industries. Since 2020 Ms. Cooney has served as the Chief Financial Officer/Senior Vice President of Finance, Strategy and Planning for New York Road Runners Inc. From 2018 to 2020 Ms. Cooney served as the President of JM Consulting and Coaching Services, and from 2015 to 2018 she served as the Executive Vice President and Chief Financial Officer for Wyndham Hotel Group (now Wyndham Hotels & Resorts). Ms. Cooney began her career at Ernst & Young and has held many senior-level positions with blue-chip corporations including Cendant and PepsiCo, Inc. Ms. Cooney received a Bachelor of Business Administration from Iona College and was previously a Certified Public Accountant.

Areas of Expertise: Real Estate and Development, Hospitality/Travel Industry, Capital Markets, Environmental and Sustainability, Human Capital Management, Financial Reporting/Accounting, Business Head/Corporate Management, Cybersecurity, and Risk Management.

Hal Stanley Jones, 70, has served as a non-executive director since March 12, 2017. Mr. Jones previously served as a director of our Predecessor since 2013. Mr. Jones served as Chief Financial Officer of Graham Holdings Company, a diversified education and media company from 2013 until 2018. From 1989 until 2013, Mr. Jones worked in various capacities at The Washington Post Company, an American daily newspaper, the most widely circulated newspaper published in Washington, D.C. From January 2009 to September 2013, he served as the Senior Vice President – Finance and Chief Financial Officer. From January 2008 to December 2009 he served as the President and Chief Executive Officer of Kaplan Professional, a subsidiary of The Washington Post Company. From 2003 to 2006 he served as the Chief Operating Officer of Kaplan International, a subsidiary of The Washington Post Company. Prior to joining The Washington Post Company, Mr. Jones worked for Price Waterhouse (now PricewaterhouseCoopers) from 1977 to 1988. In addition, Mr. Jones serves on the board of directors and audit committee of Lumen Technologies (NYSE: LUMN) since December 2019, and Carolina Migrant Network, a non-profit entity that provides legal assistance. Mr. Jones received a Bachelor of Arts from the University of Washington and a Master of Business Administration from the University of Chicago Graduate School of Business.

Areas of Expertise: Capital Markets, Public Company Board Experience, Human Capital Management, Financial Reporting/Accounting, Business Head/Corporate Management, Cybersecurity, and Risk Management.

Mahmood Khimji, 62, was designated by the binding nomination of Sagicor pursuant to the 2018 Shareholder Agreement and has served as a non-executive director since June 29, 2021. Mr. Khimji is a founding Principal of Highgate, a leading real estate investment and hospitality management company, and has been involved in all aspects of Highgate’s development since its founding in 1988. Prior to founding Highgate, Mr. Khimji practiced law at Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Khimji is the Chairman of the board of directors of Sagicor Financial Corporation Limited and is a member of the boards of directors of American

Hotel Income Properties and Canyon Bancorporation, Inc. Mr. Khimji also serves on the National Committee of Aga Khan Foundation USA, on the boards of Aga Khan Museum and the Asia Society, and on the Board of Visitors for Columbia Law School. He attended the University of British Columbia, and received a Bachelor of Arts, summa cum laude, from the University of Houston and a Juris Doctor from Columbia Law School.

Areas of Expertise: Real Estate and Development, Hotel Operations, Hospitality/Travel Industry, Capital Markets, Public Company Board Experience, Corporate Governance, Human Capital Management, Financial Reporting/Accounting, Business Head/Corporate Management, and Sales and Marketing.

Elizabeth Lieberman, 72, has served as a non-executive director since March 12, 2017. Ms. Lieberman was previously identified as a director nominee to our Predecessor’s board of directors and attended board meetings of our Predecessor from March 2015 through our formation transactions as a consultant to our Predecessor’s board of directors. Ms. Lieberman has an extensive background in the hospitality industry, and served as Senior Vice President, Corporate Secretary and General Counsel of Crestline Hotels & Resorts, Inc. (“Crestline Hotels”) and Barceló Crestline from 2004 until retiring in 2006. Ms. Lieberman provided consulting services to Crestline Hotels during 2006 to 2008, and returned as Executive Vice President, Corporate Secretary and General Counsel in 2009 until her retirement in 2012. As General Counsel at Crestline Hotels, Ms. Lieberman provided a hands-on approach to executive leadership and legal oversight of corporate, finance, owner relations and hotel operations matters. Prior to Ms. Lieberman’s appointment as General Counsel in 2004, she served as Associate General Counsel for Crestline Hotels and Barceló from 2002 to 2004, and Crestline Capital Corporation from 1998 to 2002, prior to its acquisition by Barceló. Ms. Lieberman was an Assistant General Counsel at Host Marriott Corporation (now Host Hotels & Resorts, Inc.), heading up the law department’s asset management division, from 1995 until the spin-off of Crestline Capital Corporation by Host Marriott in 1998. Before joining Host Marriott, Ms. Lieberman served as attorney on the hotel acquisitions/development and hotel operations legal teams at Marriott Corporation (now Marriott International, Inc.) from 1988 to 1995. Prior to joining Marriott Corporation, Ms. Lieberman worked at Cleary Gottlieb Steen & Hamilton from 1985 to 1988. Ms. Lieberman earned a Bachelor of Science from Nebraska Wesleyan University in Lincoln, Nebraska, and a Juris Doctor from The Catholic University of America, Columbus School of Law in Washington, D.C.

Areas of Expertise: Real Estate and Development, Hotel Operations, Hospitality/Travel Industry, Public Company Board Experience, Corporate Governance, Human Capital Management, Business Head/Corporate Management, and Sales and Marketing.

Maria Miller, 66, has served as a non-executive director since June 29, 2021. Ms. Miller is a marketing executive with over 30 years of experience in innovative marketing and digital communications which includes the consumer products, financial services, e-commerce, travel, cruise and hospitality industries. Ms. Miller has held several C-suite and executive level positions with expertise leading innovative marketing and digital strategies to deliver profitable growth and superior business results. Most recently, Ms. Miller spent eight years in the cruise industry. From 2017 to 2019, Ms. Miller served as Chief Marketing Officer for Bahamas Paradise Cruise Line. Prior to that, Ms. Miller was Senior Vice President – Chief Marketing Officer for Norwegian Cruise Line from 2009 to 2015. Ms. Miller also held various senior marketing roles at several companies, including Dave and Buster’s, Inc., Elance, Inc. (now Upwork), Avis Rent A Car, Inc. and American Express. Ms. Miller currently serves on the board of directors and audit committee of Gannett Co., Inc. (NYSE: GCI). Ms. Miller earned a Bachelor of Science from New York University and a Master of Business Administration from Stanford University Graduate School of Business.

Areas of Expertise: Hospitality/Travel Industry, Public Company Board Experience, Human Capital Management, Business Head/Corporate Management, and Sales and Marketing.

Leticia Navarro, 69, has served as a non-executive director since June 29, 2021. Ms. Navarro is an entrepreneur who formerly served as the Secretary of Tourism of Mexico in President Vicente Fox’s cabinet from 2000 to 2003. Ms. Navarro has extensive business experience, most recently as the CEO and International

VP of DHL Express Mexico from 2003 to 2008, and previously as the worldwide CEO of Jafra Cosmetics, then a subsidiary of The Gillette Co. Ms. Navarro has served as a board member of Alta Growth Capital, a Mexican private equity fund, since 2014, and is a board member for several private companies, including CTS (Corporate Travel Services), Teletec, Turistore, Consolid, and Grupo Empresarial Maldonado. Ms. Navarro is actively involved with non-governmental organizations and institutes in Mexico and abroad related to education. Ms. Navarro earned a Bachelor of Business Administration from the Universidad Autónoma de Mexico and a Master in Mexican History from the Instituto Cultural Helénico.

Areas of Expertise: Hospitality/Travel Industry, Public Company Board Experience, Corporate Governance, Environment and Sustainability, Human Capital Management, Business Head/Corporate Management, and Sales and Marketing.

Karl Peterson, 52, has served as a non-executive director since March 12, 2017. Mr. Peterson leads CapitalKP and Peterson Capital Partners, LP, family offices overseeing several public stock investments and numerous private investments. Previously, Mr. Peterson was a Senior Partner of TPG and the Managing Partner of TPG Pace Group, TPG’s effort to sponsor SPACs and other permanent capital solutions for companies. After rejoining TPG in 2004, Mr. Peterson led investments for the firm in technology, media, financial services and travel sectors and oversaw TPG’s European operations from 2010 until 2017 and served on the Executive Committee of TPG. Prior to 2004, Mr. Peterson was a co-founder and the president and chief executive officer of Hotwire.com. Mr. Peterson led the business from its launch through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman, Sachs & Co. Mr. Peterson currently serves on the board of Sabre Corporation (NASDAQ: SABR), is the Chairman of Accel Entertainment (NYSE: ACEL), and is a director of Vacasa, Inc. (NASDAQ: VCSA) and is non-executive Chairman of TPG Beneficial Finance II (NYSE: YTPG). Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor of Business Administration with High Honors.

Areas of Expertise: Real Estate and Development, Hotel Operations, Hospitality/Travel Industry, Capital Markets, Public Company Board Experience, Corporate Governance, Environment and Sustainability, Human Capital Management, Financial Reporting/Accounting, and Sales and Marketing.

Director Qualifications

The Nominating and Governance Committee of our Board has prepared policies regarding director qualification requirements and the process for identifying and evaluating director candidates for adoption by the Board; such policies are posted on our website, www.investors.playaresorts.com. Generally, the Nominating and Governance Committee considers the entirety of each candidate’s qualifications and credentials. At a minimum, all candidates for director must possess: high personal and professional ethics and integrity; an ability to exercise sound judgment; an ability to make independent analytical inquiries; an ability and willingness to devote sufficient time and resources to diligently perform Board duties; appropriate and relevant business experience and acumen; and a reputation consistent with the image and reputation of the Company. In addition to the foregoing minimum qualifications, the Nominating and Governance Committee believes that there are other qualities that should be taken into consideration when considering whether to recommend a candidate, such as the candidate’s conflicts of interest or affiliations with the Company’s competitors and his/her demographic background (including gender, race, ethnicity, nationality and LGBTQ+ status). The Nominating and Governance Committee considers candidates submitted by shareholders using substantially the same criteria it applies to recommendations from the Nominating and Governance Committee. In addition, pursuant to our Board Rules a majority of the members of the Board must meet the criteria for independence under (i) the Nasdaq listing rules, as in effect from time to time and as interpreted by our Board in its business judgment, and (ii) the Dutch Corporate Governance Code (“DCGC”), to the extent reasonably practicable.

The above-mentioned attributes, along with the leadership skills and other experiences of our officers and our Board members described above, are expected to provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth and to promote the interests of our other stakeholders.

The Board recommends that shareholders vote “FOR” the appointment of Bruce D. Wardinski as executive director and each of the other nominees discussed above as non-executive directors, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. Adoption of Annual Accounts for the fiscal year ended December 31, 2022

At the AGM, as required under Dutch law and the Company’s Articles of Association, our shareholders will be asked to adopt the Annual Accounts. The Annual Accounts have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union on a consolidated basis and prepared under Dutch generally accepted accounting principles on a standalone basis. The Annual Accounts do not represent consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2022 that were prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Companies domiciled in the United States are not generally required to obtain shareholder adoption of annual accounts.

As required under Dutch law, our shareholders will be asked to adopt the Annual Accounts.

A copy of the Annual Accounts is available free of charge under the “Other Documents” section of our website at www.investors.playaresorts.com and at our registered office in the Netherlands at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to adopt the Annual Accounts. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023

The Audit Committee recommended and the Board has approved Deloitte as the Company’s independent registered public accounting firm to audit the Company’s U.S. GAAP consolidated financial statements for the fiscal year ending December 31, 2023. In addition, the Board has directed that management submit the selection of Deloitte as the independent registered public accounting firm for ratification by the shareholders at the AGM. Please see the section entitled “Audit Committee Matters” for the aggregate fees for professional services rendered by Deloitte for the Company and our subsidiaries for the years ended December 31, 2022 and 2021.

Shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by Playa’s Articles of Association or otherwise. However, if shareholders fail to ratify the selection, the Board will reconsider whether or not to retain the engagement of Deloitte as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. No representatives of Deloitte are expected to be present at the AGM, but will be available telephonically if needed to respond to appropriate questions.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. We do not expect to receive broker non-votes in connection with this proposal.

The Board recommends that shareholders vote “FOR” the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 4. Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2023

Pursuant to Dutch law, the AGM is authorized to appoint an auditor to audit the Company’s Dutch Statutory Annual Accounts. Based on the recommendation of the Audit Committee, the Board proposes to the AGM that Deloitte Accountants B.V. be instructed to serve as the auditor who will audit our Dutch Statutory Annual Accounts as required by Dutch law for the year ending December 31, 2023. No representatives of Deloitte Accountants B.V. are expected to be present at the AGM, but will be available telephonically if needed to respond to appropriate questions.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required for the instruction to Deloitte Accountants B.V. for the audit of the Company’s Statutory Annual Accounts for the fiscal year ending December 31, 2023. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2023, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 5. A non-binding, advisory vote to approve the compensation of the Company’s named executive officers

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a nonbinding advisory resolution to approve the compensation of its named executive officers.

We urge shareholders to read the section titled “Compensation Discussion and Analysis” of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing in this proxy statement, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board believe that our policies and procedures as disclosed in this proxy statement properly link executive compensation to Company performance and align the interests of our executive officers with those of our shareholders.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the AGM:

“RESOLVED, that the annual general meeting approves, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual general meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote, commonly referred to as a “Say-On-Pay” vote, is nonbinding on the Board. Although nonbinding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program. At our annual general meeting in 2022, our shareholders approved this proposal with over 98% of the total votes cast voting in favor.

We have adopted a policy of holding our Say-on-Pay vote annually in accordance with good governance practice. Unless the Board modifies its policy on the frequency of future Say-on-Pay votes, the next advisory Say-on-Pay vote will be at the 2024 annual general meeting.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to approve the advisory vote on the compensation of our named executive officers. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the advisory vote on the compensation of our named executive officers, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6. Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2022

At the AGM, our shareholders will also be asked to grant a discharge to the directors of the Company from their liability with respect to the performance of their duties as directors of the Company during 2022. The scope of the discharge extends to the facts that are apparent from the Annual Accounts or the Annual Report, and facts that are otherwise known to the general meeting of shareholders.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to grant the discharge to the directors. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the granting of discharge from liability to the directors, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7. Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company

At the AGM our shareholders will also be asked to authorize the Board to perform, on the Company’s behalf, acquisitions of fully-paid up shares, or depository receipts for shares, in the capital of the Company for a period of 18 months following the date of the AGM by any means, including through derivative products, private purchases, block trades, purchases on a stock exchange, or otherwise, for a price per share between EUR 0.01 and 115% of the average market price of the shares on the Nasdaq (such average market price being calculated on the basis of (a) the average closing price on each of the five consecutive trading days preceding the three trading days prior to the date the acquisition was agreed upon or the trading order for such acquisition was given or (b) if it concerns an acquisition through a tender offer, the average closing price on each of the five consecutive trading days preceding the date that such tender offer commences), up to 20% of the shares comprised in the Company’s issued share capital at close of business on the date of the AGM. This authorization, if given, will supersede and replace the Board’s existing repurchase authorization granted by shareholders on May 12, 2022.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to grant the aforementioned authorization. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company.

Item 8. Delegation to the Board of the authority to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights for 10% of the Company’s issued share capital

Under Dutch law, the general meeting has the authority to issue shares in Playa’s capital and to limit or exclude pre-emptive rights, to the extent such authority is not delegated to the Board. Such a delegation would be consistent with market practice. The delegation may continue for up to five years or may be given on a rolling basis.

The Board is seeking authorization, for a period from September 30, 2023, until and including the date that is 18 months from September 30, 2023, to issue shares and grant rights to subscribe for shares up to a maximum of 10% of Playa’s issued share capital (as per the end of the trading day on September 30, 2023) and to limit or exclude pre-emptive rights in connection therewith. For reference, Playa’s issued share capital as of April 11, 2023 was 169,447,187 shares.

Adoption of this proposal will support Playa’s ability to effect mergers, acquisitions, strategic alliances, and other transactions in Playa’s interests, and the interests of its shareholders and other stakeholders, using its shares as consideration, while also allowing the Board to have the flexibility to issue shares and to grant rights to subscribe for shares up to 10% of Playa’s issued share capital in order to raise capital, to satisfy obligations under employee incentive plans and for other purposes without the expense of calling an extraordinary general meeting of shareholders.

This authorization is intended to extend the period during which the Board has the authorization to issue shares and grant rights to subscribe for shares in Playa’s capital and to limit or exclude pre-emptive rights in connection therewith for a period that extends beyond the existing 18 month authorization approved by Playa’s shareholders at the 2021 AGM that expires on September 29, 2023. The existing authorization that will expire on June 30, 2024 will remain unaffected.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to grant the aforementioned authorization, except if less than half of Playa’s issued share capital is represented at the AGM, in which latter case the affirmative vote of two thirds of the valid votes cast at the AGM will be required. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the authorization of the Board to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights for 10% of the Company’s issued share capital, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 9. Amendments to the Company’s 2017 Plan and compensation policy to increase the number of shares available for issuance under the 2017 Plan by 12,000,000 shares to a total of 24,000,000 shares

At the AGM, our shareholders will be asked to approve an amendment to our 2017 Plan (the “Amendment”) which will increase the number of Ordinary Shares authorized and available for issuance under the 2017 Plan by 12,000,000 shares to a total of 24,000,000 shares. No other changes to the 2017 Plan are proposed. A copy of the Amendment is attached to this Proxy Statement as Annex A.

A corresponding change (together with certain other updates that are ministerial in nature) will be made to the Company’s compensation policy under Dutch law. No other substantive changes to the compensation policy are proposed. Companies domiciled in the United States do not generally have compensation policies. A copy of the Company’s revised compensation policy is attached to this Proxy Statement as Annex B.

The Amendment was adopted by our Board on February 9, 2023, subject to shareholder approval at the AGM. Currently, the 2017 Plan provides that the maximum number of shares available for issuance thereunder is 12,000,000 Ordinary Shares. If our shareholders do not approve the Amendment, the 2017 Plan will continue in effect (without giving effect to the Amendment), no change will be made to the Company’s compensation policy, and we will be subject to the current share limit set forth in the 2017 Plan. Because certain of our directors and executive officers are eligible to receive awards under the 2017 Plan, such directors and executive officers may be considered to have an interest in this proposal.

Rationale for the Amendment

The purpose of the 2017 Plan, as amended, is to allow the Company to design and grant equity-based awards that will attract, retain, and motivate our executive officers and other employees, while aligning their interests with those of our shareholders. As of April 11, 2023, there were 923,544 shares available for future grants under the 2017 Plan. If the shareholders do not approve the Amendment, the Compensation Committee will not have sufficient shares available under the 2017 Plan to attract, retain, and motivate employees, and the Compensation Committee will instead have to rely entirely on cash compensation to accomplish these goals. Our Compensation Committee and our Board believe that this share increase will provide a sufficient number of shares for several years which is essential to the Company’s long-term growth and success as equity awards better align the interests of our key employees with those of our shareholders.

Historical Burn Rate and Potential Dilution

We monitor share usage by reviewing the number of Ordinary Shares subject to grant under the 2017 Plan on an annual basis. This metric is referred to as a company’s “burn rate” and shows how rapidly a company is depleting its shares reserved for equity compensation. It is commonly defined as the number of shares granted under a company’s equity incentive plans in a given fiscal year divided by the weighted-average shares outstanding during that fiscal year.

The average burn rate for the Company across the 2020, 2021 and 2022 fiscal years is 1.3% percent, based on the following:

Burn Rate	2020	2021	2022	Average
Time-based restricted shares granted	1,076,619	1,925,298	1,034,850	1,345,589
Performance-based restricted shares granted (at target)*	552,395	1,027,519	374,998	651,637

Total shares granted	1,629,014	2,952,817	1,409,848	1,997,226
Weighted-average ordinary shares outstanding (as of 12/31)	132,210,205	163,370,410	164,782,886	153,454,500
Burn Rate (shares granted divided by shares outstanding)	1.2%	1.8%	0.9%	1.3%

*

The number of performance-based restricted shares granted at maximum is 125% for 2022 and 2021, and 150% for 2020. The burn rate does not take into account equity awards that have been cancelled or forfeited.

In addition, we believe that the dilutive effect of the new share request is moderate and in line with shareholder interests. The number of new shares requested, when combined with the existing 923,544 shares currently available under the 2017 Plan, represents a reserve pool of approximately 8.4% of our outstanding Ordinary Shares, which we believe puts us in line with market practices for share reserves based on a review of share reserve requests of similar companies in our industry. The following table sets forth the number of shares subject to existing awards or available for future grants under the 2017 Plan (assuming the Amendment is approved) as of April 11, 2023:

Shares available for new grants under the 2017 Plan, as amended	12,923,544
Shares underlying outstanding time-based restricted shares previously granted under the 2017 Plan	2,862,605
Shares underlying outstanding performance-based restricted shares previously granted under the 2017 Plan (at target)	2,048,350

Shares granted and available for new grants under the 2017 Plan, as amended	17,834,499
Shares granted and available for new grants under the 2017 Plan, as amended	17,834,499
Ordinary Shares outstanding	153,654,261

Total share usage	171,488,760
Overhang (shares granted and available divided by total share usage)	10.4%

Material Features of the 2017 Plan

Our Board originally adopted the 2017 Plan for the purpose of (a) providing eligible persons with an incentive to contribute to our success and to operate and manage our business in a manner that will provide for our long-term growth and profitability to benefit our shareholders and other important stakeholders, including employees and customers, and (b) providing a means of obtaining, rewarding and retaining key personnel. The 2017 Plan provides for the grant of options to purchase our Ordinary Shares, share awards (including restricted shares and share units), share appreciation rights, performance shares or other performance-based awards, unrestricted shares, dividend equivalent rights, other equity-based awards and cash bonus awards. Initially, we reserved a total of 4,000,000 Ordinary Shares for issuance pursuant to the 2017 Plan, subject to certain adjustments set forth in the 2017 Plan. Our shareholders approved an amendment to the 2017 Plan at the 2019 annual general meeting to increase the number of shares available for issuance under the plan by 8,000,000 shares to a total of 12,000,000 shares. If the Amendment is approved by the shareholders, the number of Ordinary Shares reserved for issuance under the 2017 Plan will increase by an additional 12,000,000 shares to a total of 24,000,000 shares.

Administration of the 2017 Plan. The 2017 Plan is administered by our Compensation Committee, and our Compensation Committee determines all terms of awards under the 2017 Plan. Each member of our Compensation Committee that administers the 2017 Plan is an independent director and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Our Compensation Committee also determines who will receive awards under the 2017 Plan, the type of award and its terms and conditions and the number of Ordinary Shares subject to the award, if the award is equity-based. Our Compensation Committee also interprets the provisions of the 2017 Plan. Our Board may also appoint one or more committees of our Board, each composed of one or more of our directors, which may administer the 2017 Plan with respect to grantees who are not “officers,” as defined in Rule 16a-1(f) under the Exchange Act, or directors. Our Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the 2017 Plan as our Board determines, consistent with our Articles of Association and Board Rules and applicable laws. References below to our Compensation Committee include a reference to our Board or another committee appointed by our Board for those periods in which our Board or such other committee appointed by our Board is acting.

Eligibility. All of our employees, executive officers and directors, and the employees, officers and directors of our subsidiaries and affiliates are eligible to receive awards under the 2017 Plan. In addition, consultants and advisors (who are natural persons) currently providing services to us or to one of its subsidiaries or affiliates, and any other person whose participation in the 2017 Plan is determined by our Compensation Committee to be in its best interests may receive awards under the 2017 Plan.

We expect that substantially all award grants pursuant to the 2017 Plan will be made to the Company’s employees, executive officers and non-executive directors. As of January 1, 2023, there were five executive officers and seven non-executive directors eligible for awards under the 2017 Plan and approximately 14,100 employees (including officers) eligible to participate in the 2017 Plan. In 2022 and 2023, awards were granted to approximately 65 employees and 70 employees, respectively, under the 2017 Plan.

Share Authorization. Currently, the number of Ordinary Shares that may be issued under the 2017 Plan is 12,000,000. If the Amendment is approved by our shareholders, then this number will increase to 24,000,000 shares. If any of our Ordinary Shares covered by an award are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any of our Ordinary Shares or is settled in cash in lieu of our Ordinary Shares, the Ordinary Shares subject to such awards will again be available for purposes of the 2017 Plan. The number of our Ordinary Shares available for issuance under the 2017 Plan will not be increased by the number of our Ordinary Shares (i) tendered, withheld, or subject to an award surrendered in connection with the purchase of our Ordinary Shares or upon exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a share-settled share appreciation right, (iii) deducted or delivered from payment of an award in connection with our tax withholding obligations, or (iv) purchased by us with proceeds from option exercises.

The maximum number of Ordinary Shares subject to options or share appreciation rights that can be issued under the 2017 Plan to any person (other than a non-employee director) is 1,200,000 Ordinary Shares in any single calendar year. The maximum number of Ordinary Shares that can be issued under the 2017 Plan to any person (other than a non-employee director), other than pursuant to an option or share appreciation right, is 1,200,000 Ordinary Shares in any single calendar year. The maximum fair market value of our Ordinary Shares that may be granted under the 2017 Plan pursuant to awards in any single calendar year to any non-employee director is $500,000. The maximum amount that may be paid as a cash-settled performance-based award for a performance period of 12 months or less to any one person is $3,000,000 and the maximum amount that may be paid as a cash-settled performance-based award for a performance period of greater than 12 months to any one person is $9,000,000.

Share Usage. Ordinary Shares that are subject to awards will be counted as of the grant date for purposes of calculating the number of shares available for issuance under the 2017 Plan. The maximum number of shares issuable under a performance share grant will be counted against the share issuance limit under the 2017 Plan as of the grant date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance shares to the extent different from the maximum number of shares.

Minimum Vesting Period. Except with respect to a maximum of 5% of the Ordinary Shares authorized for issuance under the 2017 Plan, as described above, no award will provide for vesting which is any more rapid than vesting on the one year anniversary of the grant date of the award or, with respect to awards that vest upon the attainment of performance goals, a performance period that is less than twelve months.

No Repricing. Except in connection with certain corporate transactions involving the Company: (x) outstanding options or share appreciation rights may not be amended to reduce the exercise price of the option or share appreciation right, (y) outstanding options or share appreciation rights may not be canceled in exchange for or substitution of options or share appreciation rights with an exercise price that is less than the exercise price of the original options or share appreciation rights, and (z) outstanding options or share appreciation rights with an exercise price above the current share price may not be canceled in exchange for cash or other securities.

Options. The 2017 Plan authorizes our Compensation Committee to grant incentive share options (under Section 422 of the Code) and options that do not qualify as incentive share options. The exercise price of each option will be determined by our Compensation Committee, provided that the price cannot be less than 100% of the fair market value of the Ordinary Shares on the date on which the option is granted. If we were to grant incentive share options to any 10% shareholder, the exercise price may not be less than 110% of the fair market value of its Ordinary Shares on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive share options to any 10% shareholder, the term cannot exceed five years from the date of grant. Our Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

The exercise price for any option or the purchase price for restricted shares is generally payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides and subject to certain limitations set forth in the 2017 Plan, by the surrender of Ordinary Shares (or attestation of ownership of such shares) with an aggregate fair market value on the date on which the option is exercised equal to the exercise or purchase price, (3) with respect to an option only, to the extent the award agreement provides and subject to certain limitations set forth in the 2017 Plan, by payment through a broker in accordance with procedures established by us or (4) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including by withholding Ordinary Shares that would otherwise vest or be issuable in an amount equal to the exercise or purchase price and the required tax withholding amount.

Share Awards. The 2017 Plan also provides for the grant of share awards (which includes restricted shares and share units). A share award may be subject to restrictions on transferability and other restrictions as our Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Compensation Committee may determine. Unless our Compensation Committee provides otherwise in an award agreement, a participant who receives restricted shares will have the right to vote and the right to receive dividends or distributions on the shares, except that our Compensation Committee may require any dividends to be reinvested in shares, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such restricted shares. Dividends paid on restricted shares which vest or are earned based upon the achievement of performance goals will not be deemed vested unless the performance goals for such restricted shares are achieved, and if such performance goals are not achieved, the participant will promptly forfeit and repay to us any such dividend payments. A participant who receives share units will have no rights as one of our shareholders.

Our Compensation Committee may provide in an award agreement that a participant who receives share units will be entitled to receive, upon our payment of a cash dividend, a cash payment for each such share unit which is equal to the per-share dividend paid on our Ordinary Shares. Dividends paid on share units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such share units are achieved, and if such performance goals are not achieved, the participant will promptly forfeit and repay to us such dividend payments. An award agreement also may provide that such cash payment will be deemed reinvested in additional share units at a price per unit equal to the fair market value of an ordinary share on the date on which such cash dividend is paid.

During the period, if any, when share awards are non-transferable or forfeitable, a grantee is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her share awards. Unless our Compensation Committee provides otherwise in an award agreement, or in another agreement with a grantee, upon the termination of the grantee’s service with us, any share awards that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

Share Appreciation Rights. The 2017 Plan authorizes our Compensation Committee to grant share appreciation rights that provide the recipient with the right to receive, upon exercise of the share appreciation right, cash, Ordinary Shares or a combination of the two. The amount that the recipient will receive upon exercise of the share appreciation right generally will equal the excess of the fair market value of our Ordinary Shares on the date of exercise over the fair market value of our Ordinary Shares on the date of grant. Share appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Share appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a share appreciation right cannot exceed 10 years from the date of grant.

Performance-Based Awards. The 2017 Plan also authorizes our Compensation Committee to grant performance-based awards, which are awards of options, share appreciation rights, restricted shares, share units, performance shares, other equity-based awards or cash made subject to the achievement of performance goals over a performance period specified by our Compensation Committee. Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance-based award. Performance goals may relate to our financial performance, the grantee’s performance or such other criteria determined by our Compensation Committee. If the performance goals are met, performance-based awards will be paid in cash, Ordinary Shares or a combination thereof.

Unrestricted Shares and Other Equity-Based Awards. Subject to the minimum vesting period described above, our Compensation Committee may, in its sole discretion, grant (or sell at the par value of an ordinary share or at such other higher purchase price as determined by our Compensation Committee) an award to any grantee pursuant to which such grantee may receive Ordinary Shares under the 2017 Plan that are free of any restrictions. Awards of unrestricted shares may be granted or sold to any grantee in respect of service rendered or, if so provided in the related award agreement or a separate agreement, to be rendered by the grantee to us or one of its affiliates or other valid consideration, in lieu of or in addition to any cash compensation due to such grantee. Our Compensation Committee may also grant awards in the form of other equity-based awards, which are awards that represent a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our Ordinary Shares, as deemed by our Compensation Committee to be consistent with the purposes of the 2017 Plan, subject to terms and conditions determined by our Compensation Committee.

Dividend Equivalent Rights. Our Compensation Committee may grant dividend equivalent rights in connection with the grant of certain equity-based awards. A dividend equivalent right is an award entitling the recipient of the award to receive credits based on cash distributions that would have been paid on the Ordinary Shares specified in such dividend equivalent right if such shares had been issued to and held by the recipient of such dividend equivalent right as of the record date. Dividend equivalent rights may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed reinvested in additional Ordinary Shares, which may thereafter accrue additional dividend equivalent rights, as specified in an award agreement. Dividend equivalent rights may be payable in cash, Ordinary Shares or a combination of the two. Our Compensation Committee will determine the terms of any dividend equivalent rights. No dividend equivalent rights can be granted in tandem with an option or share appreciation right.

Forfeiture; Recoupment. Our Compensation Committee may reserve the right in an award agreement for an award granted pursuant to the 2017 Plan to cause a forfeiture of any gain realized by the grantee of the award to the extent the grantee is in violation or breach of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or any obligation to us (including but not limited to a confidentiality obligation). Our Compensation Committee may annul an outstanding award if the grantee’s employment with us is terminated for “cause” as defined in the 2017 Plan, the applicable award agreement, or any other agreement between us and the grantee. Awards are also subject to the Company’s clawback policy.

Change in Control. If we experience a change in control in which outstanding awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity: (1) except for performance-based awards, all restricted shares, share units and dividend equivalent rights will be deemed to have vested and the underlying Ordinary Shares will be deemed delivered immediately before the change in control; and (2) at our Compensation Committee’s discretion, either all options and share appreciation rights will become exercisable fifteen days before the change in control (with any exercise of an option or share appreciation right during such fifteen day period to be contingent upon the consummation of the change in control) and terminate upon the change in control to the extent not exercised, or all options, share appreciation rights, restricted shares, share units and/or dividend equivalent rights will be canceled and cashed out in connection with the change in control.

In the case of performance-based awards, if less than half of the performance period has lapsed, the award will be treated as though target performance has been achieved. If at least half of the performance period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of the consummation of the change in control, as determined by our Compensation Committee in its sole discretion, and that level of performance will be treated as achieved immediately prior to the occurrence of the change in control. If our Compensation Committee determines that actual performance is not determinable, the award will be treated as though target performance has been achieved. Any awards that arise after performance is determined in accordance with this paragraph will be treated as set forth in the preceding paragraph. Other equity-based awards will be governed by the terms of the applicable award agreement.

If we experience a change in control in which outstanding awards that are not exercised prior to the change in control will be assumed or continued by the surviving entity, then, except as otherwise provided in the applicable award agreement, in another agreement with the grantee, or as otherwise set forth in writing, upon the occurrence of the change in control, the 2017 Plan and the awards granted under the plan will continue in the manner and under the terms so provided in the event of the change in control to the extent that provision is made in writing in connection with such change in control for the assumption or continuation of such awards, or for the substitution for such awards with new awards, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and share appreciation rights.

In summary, a change in control under the 2017 Plan occurs if:

•

a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) be-comes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the total voting shares in our capital, on a fully diluted basis;

•

individuals who on the effective date of the 2017 Plan constitute our Board (together with any new directors whose election by our Board or whose nomination by our Board for election by our share-holders was approved by a vote of at least a majority of the members of our Board then in office who either were members of our Board on the effective date of the 2017 Plan or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of our Board then in office;

•

we consolidate with, or merge with or into, any individual, corporation, partnership or any other entity or organization (a “Person”), or any Person consolidates with, or merges with or into, us, other than any such transaction in which the holders of securities that represented 100% of the voting shares in our capital immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting shares of the surviving Person in such merger or consolidation transaction immediately after such transaction;

•

there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

•	the commencement of a liquidation, winding up or dissolution of us, which was approved by our shareholders.

Adjustments for Share Splits and Similar Events. If the number of our Ordinary Shares is increased or decreased or our Ordinary Shares are changed into or exchanged for a different number of our Ordinary Shares or kind of our capital stock or other securities on account of any recapitalization, reclassification, share split, reverse share split, spinoff, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock and certain other events, our Compensation Committee will make adjustments in the manner and to the extent it considers appropriate and equitable to the grantees and consistent with the terms of the 2017 Plan to the number and kind of shares that may be issued under the 2017 Plan, the individual limitations on awards described above and the number and kind of shares subject to outstanding awards.

Amendment or Termination. Our Board may amend, suspend or terminate the 2017 Plan at any time; provided that no amendment, suspension or termination may adversely impair the rights of grantees under outstanding awards without the grantees’ consent. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. The 2017 Plan has a term of ten years but may be terminated by our Board at any time, subject to the preceding sentences.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth information regarding securities authorized for issuance under the existing 2017 Plan as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining for future issuance under equity compensation plans
Equity compensation plans approved by security holders	25,326	—	3,544,837
Equity compensation plans not approved by security holders	—	—	—

Total	25,326	—	3,544,837

(1)	Represents unvested restricted share units.
(2)	Restricted share units do not have any exercise price.

New Plan Benefits

No grants have been issued with respect to the additional shares to be reserved for issuance under the 2017 Plan pursuant to the Amendment. The number of shares that may be granted after the date of this proxy statement to eligible participants under the 2017 Plan, as amended by the Amendment, is not determinable at this time because future grants are subject to the discretion of the Compensation Committee, our Board or any other committee appointed by our Board for those periods in which our Board or such other committee appointed by our Board is acting administrator to which authority to grant awards is properly delegated under the 2017 Plan.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to approve the Amendment. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the Amendments to the Company’s 2017 Plan and compensation policy as described above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

AUDIT COMMITTEE MATTERS

Policy for Pre-Approval of Audit and Permitted Non-Audit Services

Pursuant to the terms of its charter, our Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. Our Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members, provided that any decisions to pre-approve any audit or permitted non-audit services pursuant to this authority must be presented to our full Audit Committee at its next scheduled meeting. Our Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2022 and 2021.

Auditor Fees and Services

Aggregate fees for professional services rendered by our independent registered public accounting firm, Deloitte, for the Company and our subsidiaries for the years ended December 31, 2022 and 2021 were as follows ($ in thousands):

	Year Ended December 31,
	2022	2021
Audit fees	$3,565	$3,475
Tax fees	435	548
Audit related fees	—	156
All other fees	—	—

Total	$4,000	$4,179

Audit fees represent Deloitte’s professional services fees for the audit of the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021, respectively, included in our Annual Reports on Form 10-K, as well as for the review of quarterly financial statements, accounting consultation and other attestation services that are typically performed by the independent registered public accountant, and services that are provided by Deloitte in connection with statutory and regulatory filings.

Tax fees for the years ended December 31, 2022 and 2021 represent fees for the preparation of our international tax returns and other tax services.

Audit related fees for the year ended December 31, 2021 represent fees related to the issuance of comfort letters in connection with SEC-registered public offerings of the Company’s securities.

Our Audit Committee has considered and determined that the services provided by Deloitte are compatible with maintaining Deloitte’s independence.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act except to the extent the Company specifically incorporates this Report by reference therein.

Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with U.S. GAAP and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. GAAP and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements.

In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm for 2022, to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The discussion included, but was not limited to, the overall scope and plans for the annual audit, the results of their procedures, including critical audit matters addressed during the audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee has discussed with Deloitte & Touche LLP matters relating to its independence and has received from Deloitte & Touche LLP the written disclosures and letter required by the applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company and its affiliates is compatible with Deloitte & Touche LLP’s independence. The Audit Committee also received quarterly reports from the Company’s internal auditors, including the Company’s work regarding internal controls over financial reporting.

On the basis of the reviews and discussions the Audit Committee has had with the Company’s independent registered public accounting firm and management, the Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 for filing with the SEC. The Audit Committee also approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2023, and recommended that the Board submit this appointment to the Company’s shareholders for ratification at the AGM.

Submitted by:

Hal Stanley Jones, Chairperson

Jeanmarie Cooney

Elizabeth Lieberman

Leticia Navarro

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

Our corporate governance has been structured in a manner intended to closely align our interests with those of our stakeholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered and each of our directors is elected for a term of one year following a binding nomination of our Board;

•	88% (seven of eight) of our nominees are independent under Nasdaq listing standards;

•	four of our eight nominees were appointed to the Board in the last two years, evidencing our commitment to Board refreshment;

•	we do not have a poison pill;

•

our Articles of Association and Dutch law provide that resolutions of our Board concerning a material change in our identity, character or business are subject to the approval of the general meeting; and

•

certain actions can only be taken by our general meeting, with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board, including an amendment of our Articles of Association, the issuance of shares or the granting of rights to subscribe for shares, the limitation or exclusion of preemptive rights, the reduction of our issued share capital, payments of dividends on our shares, the application for bankruptcy and a merger or demerger of us.

Our Board

We have a single-tier board that currently consists of eight directors: one executive director, six non-executive directors, and one interim non-executive director. Our executive director and each of our six non-executive directors were elected at last year’s annual general meeting to serve for a term of one year following his or her appointment, and our interim non-executive director was appointed in July 2022 to serve a term lasting until the AGM. Our Board may perform all acts necessary or useful for achieving our corporate purposes, other than those acts that are prohibited by law or by our Articles of Association, as more fully discussed below, or which would violate general principles of reasonableness and fairness. The Board as a whole, the Chief Executive Officer and, if more than one executive director has been appointed, each executive director individually, is authorized to represent us in dealings with third parties.

Board Matrices

We believe that each of our director nominees possess the professional and personal qualifications necessary for effective service as a director and, that together, our directors have a complementary balance of knowledge, experience, and capabilities that will best serve the Company and its stakeholders. We also believe that each nominee has a reputation for integrity, adherence to the highest ethical standards, sound business judgment, and willingness to represent the long-term interests of our stakeholders.

The following charts show a summary of the director nominees’ skills and core competencies, as well as demographic information:

Board Areas of Expertise Matrix
	Bruce D. Wardinski	Jeanmarie Cooney	Hal Stanley Jones	Mahmood Khimji	Elizabeth Lieberman	Maria Miller	Leticia Navarro	Karl Peterson
Real Estate and Development	X	X		X	X			X
Hotel Operations	X			X	X			X
Hospitality/Travel Industry	X	X		X	X	X	X	X
Capital Markets	X	X	X	X				X
Public Company Board Experience	X		X	X	X	X	X	X
Corporate Governance	X			X	X		X	X
Environment and Sustainability		X					X	X
Human Capital Management	X	X	X	X	X	X	X	X
Financial Reporting/Accounting	X	X	X	X				X
Business Head/Corporate Management	X	X	X	X	X	X	X
Cybersecurity		X	X
Sales and Marketing				X	X	X	X	X
Risk Management	X	X	X

Board Diversity Matrix
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity	4	4
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Independence

Nasdaq listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

All of our directors are independent pursuant to the rules of the Nasdaq except Mr. Wardinski, our Chairman and Chief Executive Officer. In order to make the determination for Mr. Khimji, the Board considered that Mr. Khimji was appointed to the Board to serve as non-executive director in accordance with the designation rights of Sagicor pursuant to the 2018 Shareholder Agreement and would be required to resign from our Board upon request by Sagicor.

There are no family relationships among our executive officers and directors.

All of our current non-executive directors, Mses. Cooney, Lieberman, Miller and Navarro, and Messrs. Jones, Khimji and Peterson, also each qualify as “independent” under the DCGC.

Our directors will stay informed about our business by attending meetings of our Board and their respective committees and through supplemental reports and communications. Our non-executive directors, to the extent independent under Nasdaq rules, will meet regularly in executive sessions without the presence of our executive officers or directors that are not independent under Nasdaq rules.

Our Board Designations

The general meeting of shareholders appoints the directors of our Board. The general meeting can only appoint a director upon a binding nomination by our Board. The general meeting may at any time resolve to render such nomination to be non-binding by a majority of votes cast representing more than half of the issued share capital. If a nomination is rendered non-binding, a new nomination shall be made by our Board. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is rendered non-binding. A second meeting pursuant to section 2:120 (3) of the Dutch Civil Code cannot be convened. A resolution to appoint a director can only be approved in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting shall determine whether that person is appointed as executive director or as non-executive director.

Except for our interim non-executive director, each of our directors was appointed by the general meeting for a term that will expire at the end of the AGM and each director will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death or the expiration of his or her term of office. Ms. Cooney was appointed by the Board as an interim-non-executive director in 2022 following a search for director candidates.

Under Dutch law, the person chairing the meetings of our Board (the Chairman by law) is required to be a non-executive director. This person is currently Ms. Lieberman, who is our Lead Independent Director. As Lead Independent Director, Ms. Lieberman serves as a liaison between the Company’s management and the non-executive directors, and has responsibilities relating to the general operation and processes of the Board, such as ensuring that directors receive information necessary for the performance of their duties, ensuring that the Board and its committees have sufficient time for deliberation and decision-making, overseeing the annual Board review and self-evaluation, and ensuring that directors receive sufficient education and training. Mr. Jones serves as the Vice Chairman of the Board and, accordingly, would fulfill the responsibilities of the Lead Independent Director in her absence or inability to act.

The Board believes that having Mr. Wardinski serve as both our Chairman of the Board and Chief Executive Officer is in the best interests of the Company and our shareholders and effectively allocates authority, responsibility and oversight between management and the Company’s independent Board members. In his combined role, Mr. Wardinski provides strong, clear and decisive unified leadership and is able to utilize his extensive knowledge of our industry to raise strategic opportunities and identify key risks and mitigation approaches at the Board level. In leading the Board as Chairman, Mr. Wardinski works closely with Ms. Lieberman, our Lead Independent Director, including coordinating with her on Board meeting agendas and Board policies and procedures. She also presides at all executive sessions of the independent directors, serves as the principal liaison between our independent directors and our Chief Executive Officer, and provides feedback on behalf of the independent directors regarding business issues and management. The Board believes that Ms. Lieberman’s prior experience in senior executive positions, including as general counsel of Crestline, is particularly valuable in her role as the Lead Independent Director. If in the future the Board appoints an independent Chairman, we will publicly disclose the appointment.

The non-executive directors supervise the executive director and our Board as a whole, and provide guidance to individual directors and to our Board as a whole. Each director owes a duty to us to properly perform the duties of our Board as a whole and the duties assigned to such director, and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all stakeholders, such as shareholders, creditors, employees, guests and suppliers.

Our Board Powers and Function

Our Board is charged with the management of the Company, subject to the restrictions contained in our Articles of Association and our Board Rules. The executive director is responsible for operational management of the Company and the business enterprise connected therewith, as well as with the implementation of the decisions taken by our Board. The non-executive directors have no day-to-day management responsibility but supervise the policy and the fulfillment of duties of the executive director and the general affairs of the Company. Additionally, the directors have a collective responsibility towards the Company for the duties of our Board as a whole. In performing their duties, the directors shall be guided by the interests of the Company and, in this respect, the directors shall take the interests of all of our stakeholders into proper consideration. Directors shall have access to management and, as necessary and appropriate, our independent advisors. The executive director will timely provide the non-executive directors with any such information as may be necessary for the non-executive directors to perform their duties.

Our Board will represent the Company. We may also be represented by the Chief Executive Officer, in his capacity as executive director and, where more than one executive director has been appointed, by each executive director individually.

Our Board Meetings and Decision Making

Each director may cast one vote on all matters presented to our Board and those committees on which he or she serves for approval. Resolutions of our Board and resolutions of the group of non-executive directors shall be passed, irrespective of whether this occurs at a meeting or otherwise, by majority unless our Board Rules provide differently. Where there is a tie in any vote of our Board, no resolution shall have been passed. Meetings of our Board can be held through audio-communication facilities, unless a director objects thereto. Resolutions of our Board may, instead of at a meeting, be passed in writing, provided that all directors are familiar with the resolution to be passed and none of them objects to this decision-making process.

During 2022, our Board held five meetings. Except as discussed below, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which such director served. Mr. Khimji attended 83% of the regularly scheduled meetings of the Board and the committee on which he served in 2022. However, due to a prior scheduling conflict, he was unable to attend a special Board meeting called in January 2022, and therefore he only attended 71% of the total number of meetings of the Board and the committee on which he served in 2022. Mr. Khimji engaged in discussions with our Chairman and Chief Executive Officer and provided strategic advice and feedback both before and after the two meetings that he missed in 2022 due to prior scheduling conflicts. The Company and Mr. Khimji do not expect these scheduling conflicts to recur during 2023. Our Board Rules provide that all directors are expected to attend all Board meetings. We do not have a formal policy regarding director attendance at the AGM, and two of our directors attended the 2022 AGM.

2018 Shareholder Agreement

In connection with our acquisition of a portfolio of all-inclusive resorts, developable land sites and certain intangible assets (collectively the “Sagicor Assets”), we entered into the 2018 Shareholder Agreement with JCSD and XFUND, which are affiliates of Sagicor. Pursuant to the 2018 Shareholder Agreement, Sagicor and its affiliates have the collective right to designate one director to the Board for as long as Sagicor and its affiliates hold more than 10,000,000 of our ordinary shares. Sagicor and its affiliates currently beneficially own 10,951,451 ordinary shares as of April 11, 2023, which entitles them to designate one director to the Board. Sagicor has designated Mr. Khimji pursuant to the 2018 Shareholder Agreement.

Our Board Conflicts of Interest

A director will not be permitted to participate in the discussions and the decision-making process on a subject or transaction in relation to which he or she has a direct or indirect personal interest which conflicts with the interest of us and of the business connected with it. If all directors have a conflict of interest as described in the previous sentence and as a result thereof, no resolution can be passed by our Board, the resolution may nevertheless be passed by our Board as if none of the directors has a conflict of interests as described in the previous sentence.

Executive directors will be prohibited from participating in the decision-making process with respect to the determination of their remuneration and the remuneration of other executive directors.

Under the DCGC, each director is required to immediately report any actual or potential conflict of interest which is of material significance to us and/or to such director to the Lead Independent Director and the Audit Committee and shall provide all information relevant to such potential conflict of interest. If the Lead Independent Director has an actual or potential conflict of interest, the director shall immediately report this to the Vice Chairman of our Board and the Audit Committee. Our Board shall decide, without the director concerned being present, whether there is a conflict of interest. Transactions in which there is a conflict of interest shall be performed and disclosed in accordance with applicable law, the Nasdaq listing rules and the DCGC.

Director Liability

Pursuant to Dutch law, members of our Board may be liable to us for damages in the event of improper or negligent performance of their duties. They may also be liable for damages to third parties on the basis of tort, to the tax authorities in case of default on tax and social security payments, and in the event of bankruptcy as a consequence of improper performance of their duties. In certain circumstances, members of our Board may also incur criminal liabilities. The members of our Board and certain executive officers are insured at our expense against damages resulting from their conduct when acting in the capacities as such directors or executive officers, which insurance may also provide any such person with funds to meet expenditures incurred or to be incurred in defending any proceedings against him or her and to take any action to enable such expenses not to be incurred. Also, we provide the current and former members of our Board with protection through indemnification under our Articles of Association, to the extent permitted by law, against risks of claims and actions against them arising out of their exercise of their duties, or any other duties performed at our request. In addition, we have entered into indemnification agreements with our directors and executive officers.

Director Suspension and Removal

The general meeting of our shareholders will at all times have the power to suspend or remove a director by a resolution adopted by at least a majority of the votes cast at a general meeting of our shareholders, representing at least a majority of issued share capital, unless the proposal is at the proposal of our Board, in which case a majority of the votes cast is required. An executive director may also be suspended by our Board. A suspension will expire at the end of a three-month period if no resolution has been adopted either to lift the suspension or to remove the relevant director.

Service on Other Boards

The Company values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities may also present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues. Our Board Rules provide that directors should advise the Lead Independent Director and the Nominating and Governance Committee before accepting a nomination or appointment to membership on other public company boards of directors or any audit committee or other significant committee assignment on any other public company board of directors, or when changing his or her principal occupation or business association, or taking on significant additional business responsibilities. Other directorships and commitments should not interfere with a director’s obligations to the Board, and our Board Rules provide that no non-executive director may simultaneously serve as a director of more than four additional public companies (with service on the boards of special purpose acquisition companies to be reviewed by the Nominating and Governance Committee to determine whether such policy is applicable). Members of the Audit Committee should not serve on more than two other publicly-traded company audit committees unless the Board has affirmatively determined that such service will not impair the member’s ability to serve effectively on the Audit Committee. In addition, no executive director, or non-executive director who serves as an executive officer or in an equivalent position of another public company, may serve on more than one public company board in addition to the Company’s Board, and an executive director should not accept a non-executive or supervisory position on the board of another public company without the approval of the Board.

Board Committees

Our Board has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Governance Committee, all of which are comprised solely of independent directors under the Nasdaq rules as well as a majority of independent directors under the DCGC. The principal functions of each standing committee are briefly described below. Our Board may from time to time establish other committees to facilitate our governance.

Audit Committee

Our Audit Committee consists of Mr. Jones (Chairperson), Ms. Cooney, Ms. Lieberman and Ms. Navarro. The Chairperson of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations, based on among other things, his employment experience in finance and accounting, including his years as chief financial officer of a public company and as an accountant at a major accounting firm, as well as a “financial expert” as set forth in the DCGC. Each of the Audit Committee members is “financially literate” as that term is defined by the Nasdaq corporate governance listing standards. Our Board adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including overseeing:

•	the review of all related party transactions in accordance with our related party transactions policy;

•	our accounting and financial reporting processes and discussing these with management;

•	the integrity and audits of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

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the review of the Company’s policies and procedures to identify, assess, manage, mitigate and monitor significant business risks of the Company, including key risks to which the Company is subject such as credit, liquidity, market, operational, information technology, privacy, security, business continuity, regulatory and reputational risk;

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the Company’s privacy, information technology and security and cybersecurity risk exposures, including the potential impact of those exposures on the Company’s business, financial results, operations and reputation; the programs and steps implemented by management to monitor and mitigate any exposures; the Company’s information governance and information security policies and programs; and major legislative and regulatory developments that could materially impact the Company’s privacy, data security and cybersecurity risk exposure;

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our compliance with financial, legal and regulatory requirements related to our financial statements and other public disclosures, our compliance with its policies related thereto, and our policy in respect of tax planning;

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the engagement and retention of the independent registered public accounting firm and the recommendation to our general meeting of the appointment of an external auditor to audit the Dutch statutory board report, including our annual accounts, and the evaluation of the qualifications, independence and performance of the independent registered public accounting firm, including the provision of non-audit services;

•	the application of information and communication technology;

•	the role and performance of our internal audit function;

•	our overall risk profile; and

•	attending to such other matters as are specifically delegated to the Audit Committee by our Board from time to time.

The Audit Committee is also responsible for selecting an independent registered public accounting firm to be appointed by our general meeting (or, if not appointed by our general meeting, by our Board), reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including the pre-approval of all audit and permitted non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the Audit Committee report required by SEC regulations to be included in our proxy statement. The Audit Committee held nine meetings during 2022.

Compensation Committee

Our Compensation Committee currently consists of Mr. Peterson (Chairperson), Mr. Jones and Ms. Lieberman. The Compensation Committee assists our Board in reviewing and approving or recommending our compensation structure, including all forms of compensation relating to our directors and executive officers. An executive director will not be present at any Compensation Committee meeting while his or her compensation is deliberated. Subject to and in accordance with the terms of the compensation policy to be adopted by our AGM from time to time and in accordance with Dutch law, the Compensation Committee is responsible for, among other things:

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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chairman and Chief Executive Officer’s compensation, evaluating our Chairman and Chief Executive Officer’s performance in light of such goals and objectives and recommending the compensation, including equity compensation, change in control benefits and severance arrangements, of our Chairman and Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation, including equity compensation, change in control benefits and severance arrangements, of our other executive officers and overseeing their performance;

•	reviewing and making recommendations to our Board with respect to the compensation of our directors;

•	reviewing and making recommendations to our Board with respect to the Company’s executive compensation policies and plans;

•	implementing and administering our incentive and equity-based compensation plans;

•	determining the number of shares underlying, and the terms of, restricted share awards and options to be granted to our directors, executive officers and other employees pursuant to these plans;

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ensuring that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior;

•	assisting management in complying with our proxy statement and management report disclosure requirements;

•	producing a Compensation Committee report to be included in our annual proxy statement;

•	assisting our Board in producing the compensation report to be included in our management report publicly filed in the Netherlands and to be posted on our website; and

•	attending to such other matters as are specifically delegated to our Compensation Committee by our Board from time to time.

Our Board adopted a Compensation Committee charter, which details these principal functions of the Compensation Committee. The Compensation Committee held four meetings during 2022.

Compensation Consultant

For 2022, the Compensation Committee engaged AETHOS Consulting Group, a nationally recognized consulting firm, to provide independent research, evaluation and advice related to our compensation policies for our directors and executive officers and provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee takes these recommendations into account in making determinations regarding the compensation of our directors and executive officers. The Compensation Committee regularly reviews and assesses AETHOS Consulting Group’s independence pursuant to SEC and Nasdaq rules and has determined that the firm is independent and has no conflicts of interest with the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Mr. Peterson (Chairperson), Mr. Jones and Ms. Lieberman. No member of the Compensation Committee is a current, or during 2022 was a former, officer or employee of ours, our Predecessor or any of its subsidiaries. In 2022, none of Playa or our Predecessor’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of us or our Predecessor.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Ms. Lieberman (Chairperson), Mr. Khimji, Ms. Miller and Ms. Navarro. The Nominating and Governance Committee assists our Board in selecting individuals qualified to become our directors and in determining the composition of our Board and its committees. Our Board adopted a Nominating and Governance Committee charter, which details the principal functions of the Nominating and Governance Committee, including:

•	identifying, recruiting, and recommending to the full Board qualified candidates for designation as directors or to fill our Board vacancies at our general meeting;

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developing and recommending to our Board corporate governance guidelines as set forth in the rules of our Board, including the Nominating and Governance Committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;

•	overseeing our Board’s compliance with legal and regulatory requirements;

•	reviewing and making recommendations on matters involving the general operation of our Board, including board size and composition, and committee composition and structure;

•	recommending to our Board nominees for each committee of our Board;

•	overseeing the Company’s activities relating to corporate social responsibility and sustainability;

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annually facilitating the assessment of our Board’s performance as a whole and of the individual directors, and the performance of our Board’s committees as required by applicable law, regulations and the Nasdaq corporate governance listing standards; and

•	overseeing the performance evaluation process of our management team.

The Nominating and Governance Committee held four meetings during 2022.

Board and Committee Self-Evaluations

At least annually, our Board and each of the Audit Committee, Compensation Committee and Nominating and Governance Committee perform self-evaluations under the direction of the Nominating and Governance Committee and the Lead Independent Director. The Board self-evaluation includes a discussion of the Board’s profile and composition and the competence, functioning, performance and effectiveness of the individual directors and contains a series of tailored statements designed to facilitate discussion among the Board. The Lead Independent Director leads a discussion in executive session with the full Board to review the results of the self-evaluations and identify any items requiring follow-up. The purpose of these evaluations is to identify ways to improve the functioning of the Board and these committees. This process also assists the Board in determining the appropriate nominees for election based on current Company and Board needs.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that apply to its executive officers, directors and employees and agents. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Only our Nominating and Governance Committee will be able to grant (subject to applicable law) any waiver of our code of business conduct and ethics for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law or Nasdaq regulations by posting such information on our website rather than by filing a Form 8-K. Our code of business conduct and ethics includes a whistleblower policy as contemplated by the DCGC and applicable SEC rules. Our code of business conduct and ethics is available on our website at https://investors.playaresorts.com.

Political and Charitable Contributions

Our Nominating and Governance Committee oversees the Company’s policy regarding political and charitable contributions, which is set forth in the Company’s Code of Business Conduct and Ethics. In the United States, the Company’s funds or assets may not be contributed, directly or indirectly, to (i) candidates or political parties; (ii) political action committees (PACs) and other political committees; (iii) ballot initiatives; (iv) industry and trade associations to the extent such contributions are designated or directed to be used for political purposes; or (v) organizations, firms, or persons engaged in lobbying activities on behalf of the Company, in each case, without the prior approval of the Nominating and Governance Committee. The foregoing sentence does not apply to (i) industry or trade association membership dues; or (ii) event sponsorships as long as such events are not directed towards a specific political purpose. Charitable contributions made by the Company to any charitable organization in excess of $10,000 require the prior approval of the Company’s General Counsel. We did not make any contributions to political candidates or parties and political action committees in the U.S. in 2022. In countries other than the United States in which political contributions by companies are lawful, a political contribution may be made only upon the prior specific written approval of the Company’s General Counsel.

Anti-Bribery and Anti-Corruption Policy

Pursuant to our Anti-Bribery and Anti-Corruption Policy, we do not tolerate bribery and corruption, and require compliance with the U.S. Foreign Corrupt Practices Act and other international anti-bribery and anti-

corruption laws. All Company personnel, as well as all consultants, contractors, and agents acting on behalf of the Company, are expected to conduct business legally and ethically, in accordance with best practices. The Anti-Bribery and Anti-Corruption Policy sets forth the Company’s general principles against the transfer, offer or agreement to transfer any type of benefit for the purpose of influencing a public official to misuse his or her power or influence. Under our Anti-Bribery and Anti-Corruption Policy, the Company and its representatives also may not transfer, offer or agree to transfer any improper payments or benefits to any private parties to gain an improper commercial advantage.

Stock Ownership Guidelines

We encourage significant stock ownership by our non-executive directors and executive management to align the interests of our leadership with those of our shareholders. The Board established stock ownership guidelines that require each non-executive director to own Playa equity equal in value to a multiple of their annual base cash retainer, to the extent such non-executive director receives equity compensation for his or her service on the Board. The Board also established stock ownership guidelines for our Chairman and Chief Executive Officer and the other named executive officers (“NEOs”) that require each executive to own Playa equity equal in value to a multiple of their respective base salary. The non-executive directors and NEOs are required to comply with the ownership requirement within five years of their respective appointments.

Current stock ownership guideline values for our non-executive directors, Chairman and Chief Executive Officer and remaining NEOs are as follows:

Position	Multiple of Applicable Annual Cash Retainer or Base Salary
Non-Executive Director	5x
Chairman and CEO	5x
Other NEOs	3x

In determining compliance with the stock ownership guidelines, we include all classes of shares beneficially owned, including shares received as compensation and time-vesting and target amounts of performance-based restricted shares. No NEO or non-executive director will be deemed to be out of compliance with the policy to the extent that, after initially reaching the ownership threshold, the sole reason such person’s ownership is below the required threshold is due to a decrease in the market price of the Company’s Ordinary Shares and such person has not sold any Ordinary Shares (other than shares sold to cover tax withholding upon vesting events) since the time such person’s ownership dropped below the required threshold.

The Compensation Committee reviews stock ownership annually. All of our non-executive directors who have been board members for five years or longer and all of our NEOs currently hold sufficient equity of our Company to satisfy the stock ownership guidelines.

Hedging and Pledging of Company Securities

Pursuant to the Company’s insider trading policy, directors, officers, and certain designated employees are prohibited from (i) engaging in all forms of hedging or monetization transactions involving the Company’s securities, including the use of equity swaps, collars, forward sale contracts (including prepaid variable forward contracts) and exchange funds, and (ii) pledging the Company’s securities to secure margin or other loans.

In connection with Mr. Khimji’s appointment as an interim non-executive director in March 2021, the Board granted a limited waiver to the anti-pledging provision of the Company’s insider trading policy pertaining to a pre-existing pledge arrangement under which shares beneficially owned by Mr. Khimji are pledged as collateral for a general-purpose, secured line of credit. The waiver was granted on the condition that Mr. Khimji resign from the Board in the event that such pledged shares are sold in violation of the Company’s insider trading policy, including the pre-clearance and blackout conditions.

Risk Oversight

The Board plays an important role in the risk oversight of the Company. The Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. In particular, the Board of Directors administers its risk oversight function through:

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the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that we face, including, among others, market and other economic conditions, resort operations, potential expansion and growth opportunities, oversight of cybersecurity and IT systems, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against us and various other matters relating to our business;

•	the review and assessment of risk relative to insurance coverage for our operating activities and financial investments;

•	direct oversight of specific areas of our business by the Audit Committee, Compensation Committee and Nominating and Governance Committee; and

•	periodic reports from our auditors and other outside consultants regarding various areas of potential risk, including, among others, our internal control over financial reporting.

The Board of Directors also relies on management to bring significant matters impacting the Company to its attention.

Cyber Risk

Pursuant to its charter, the Audit Committee, which consists solely of independent directors, and whose chair has cybersecurity experience, reviews, discusses with management, and oversees the Company’s privacy, information technology and security and cybersecurity risk exposures, including: (1) the potential impact of those exposures on the Company’s business, financial results, operations and reputation; (2) the programs and steps implemented by management to monitor and mitigate any exposures; (3) the Company’s information governance and information security policies and programs; and (4) major legislative and regulatory developments that could materially impact the Company’s privacy, data security and cybersecurity risk exposure. The Audit Committee receives regular updates from the Company’s Senior Vice President, Information Technology, Vice President, IT, Security and Compliance, internal audit function, and other members of our executive leadership team. The Audit Committee and the Board consider cybersecurity as part of the Company’s business strategy, financial planning, and capital allocation.

The Company employs a variety of measures to prevent, detect, and mitigate threats related to privacy, information technology and security and cybersecurity, which include password protection, frequent mandatory password change events, multi-factor authentication, mandatory employee trainings, internal phishing testing, firewall detection systems, endpoint detection and response systems, frequent backups, a redundant data system for core applications, vulnerability scanning and penetration testing, and utilizes the National Institute of Standards and Technology (NIST) Cybersecurity framework to evaluate and manage cyber risk within the Company. Third-party cyber readiness assessments are conducted on a recurring basis and third-party tools are utilized to identify potential vulnerabilities. Additionally, each of our associates is required to complete information security and data privacy training on an annual basis to reinforce awareness of cybersecurity risks to the organization. The Company has guidelines in place in the event a cyber incident occurs, including a detailed incident response plan, quick reference checklist, and response playbooks with step by step actions for significant threat categories. As of December 31, 2022, we have not had any material incidences involving cybersecurity attacks, including in the last three years.

Social and Environmental Commitment

Our Environmental, Social and Governance (“ESG”) Committee, which includes our Chief Operating Officer, General Counsel, Chief People Officer, and Senior Vice President, Investor Relations & Strategy, is overseen by the Nominating and Governance Committee of our Board. The ESG Committee is an organization-wide task force with representation from multiple areas of the Company dedicated to obtaining a broader reach for idea generation and effectively promoting best practices and cross-collaboration related to corporate social responsibility and sustainability. Our ESG Committee oversees Playa’s commitment to incorporating environmental sustainability, social responsibility, and governance into our daily operations at all levels with an emphasis on reducing our environmental impact, mitigating risks, improving our communities and driving value for all our stakeholders. The ESG Committee reports directly to the Nominating and Governance Committee regarding Playa’s activities over corporate social responsibility and sustainability matters and the external reporting thereof (including matters relating to diversity and inclusion). The Nominating and Governance Committee regularly updates the Board on the activities of the ESG Committee. The ESG Committee also updates the Board on its activities directly at least annually.

Our Board and our ESG Committee are focused on cultivating an energetic, engaged and passionate culture that helps each of our employees achieve their own personal goals. Playa supports employees through learning, development and advancement opportunities, offering a competitive benefits package and spending time discussing performance and goals of each employee and how Playa can support them in their future. Playa employees understand and take advantage of our Open-Door Policy to communicate suggestions and concerns to Playa’s leadership team. We believe that every individual has a voice that adds value to our organization. By listening to our employees, we learn how to constantly improve and make changes to continuously enhance our working environment.

Environmental

We rely on the beautiful beaches and lush landscapes of our resort destinations to provide a backdrop for our signature service for our guests, and take responsibility to lead the way in our communities in order to sustain these natural environments and help them flourish. We are subject to the adverse consequences of climate change, such as increases in the frequency, duration and severity of extreme weather events and changes in precipitation and temperature. Our environmental sustainability program, Playa Green, aims to decrease water and energy consumption, reduce waste, and encourage employees to build and protect our shared communities.

Creating a culture of environmental consciousness with dedicated, focused leadership is of the utmost importance to progressing forward towards Playa’s sustainability objectives. We provide engaging training materials regarding environmental awareness and support our sustainability program with regular performance reviews and sharing of best practices among resort managers.

We seek certifications and alignment with leading verification firms and practices to further enhance our efforts to reduce our carbon footprint and preserve the natural environments in which we operate. As such, 14 of our resorts are currently Green Globe certified, with five more engaged in the certification process. We use third party energy audits at most of our resorts to monitor our practices and identify areas for improvement and investment. Additionally, we have a designated member of property management (who we refer to as a “Green Leader”) responsible for sustainability performance at each resort.

Social

Our associates and communities form the center of our Company. We strive to foster a culture of inclusive growth and provide a respectful and professional workplace to empower all our associates to express what is important to them and to their communities. We strongly believe that caring for our people is the first step in giving back to our communities. For this reason, we place a large emphasis on employee training and benefits to nurture a compassionate and productive workplace environment. Our comprehensive benefits package helps us attract and retain top talent. Furthermore, we provide ongoing training on safety, antibribery, harassment and discrimination to further nurture the workplace environment. Additionally, we proactively use survey tools and regular performance reviews to engage with our associates and help them achieve their goals and to improve the workplace. Our leadership and associates work closely to create professional development opportunities to foster internal growth and promotions throughout the organization. Recently, we established a shadow board comprised of associates from all areas of our business who meet on a quarterly basis to share innovative ideas and feedback with our CEO in an effort to enhance everything from our resort offerings to marketing initiatives to employee benefit programs. The diverse perspectives from our shadow board provide exposure for our associates while also contributing to Playa’s growth and evolution as a company.

Outside of the workplace, we do all we can to enrich our communities by partnering with local organizations, volunteering and creating opportunities like internship programs and youth career initiatives. One example of how we care for the communities in which our employees work and live includes the sponsorship of a local school in Jamaica to provide necessities, school supplies and computers, construct and improve facilities, and promote self-sustainability. We also contribute through wetlands restoration, constructing homes for employees, assisting local food banks, and supporting children in group homes and people with disabilities.

Although we are international in scope, each community has its own unique needs, characteristics and people. We take pride in our positive impact and in the investments we make in our local communities, including in times of disaster and giving our employees the creative freedom to guide our resources and attention.

DIRECTOR COMPENSATION

Director compensation is an important tool used to attract and retain qualified directors and to address the time, effort, expertise and accountability required of active Board membership. As part of the regular review of the annual non-executive director compensation program, the Board approved, with input from its independent outside compensation consultant, the following adjustments for 2022 in order to better align the non-executive directors’ compensation with the Company’s peers and the market: an increase in the annual cash retainer amount from $70,000 to $75,000 and an increase in the value of the annual grant of Ordinary Shares from $75,000 to $100,000. The Board also approved an annual cash retainer of $7,500 for each member of the Nominating and Governance Committee and an annual cash retainer of $10,000 for each member of the Audit Committee and the Compensation Committee. No other changes were made to the non-executive directors’ compensation for 2022.

Each of our non-executive directors receive an annual grant of restricted Ordinary Shares with a value of $100,000, which vest one-year from the grant date, and an annual cash retainer of $75,000, paid quarterly, for services as a director. The Lead Independent Director receives an additional annual cash retainer of $25,000, the Chairs of the Audit Committee and Compensation Committee each receive an additional annual cash retainer of $20,000 and the Chair of the Nominating and Governance Committee receives an additional annual cash retainer of $10,000, in each case, paid quarterly. Each member (other than the Chair) of the Nominating and Governance Committee receives an annual cash retainer of $7,500 and each member (other than the Chairs) of the Audit Committee and the Compensation Committee receives an annual cash retainer of $10,000, in each case, paid quarterly. Should a non-executive director be elected to the Board during the year, any compensation is prorated based on the first date of service. Directors who are our employees or are employees of our subsidiaries will not receive compensation for their services as directors. All of our directors are reimbursed for their out-of-pocket expenses incurred in connection with the performance of our Board duties. To encourage our directors to experience our properties as guests, they receive discounts for personal visits to our resorts.

The following table sets forth the compensation paid in 2022 to our non-executive directors for their service to us as directors. Mr. Wardinski did not and does not receive any compensation for his service as a director.

Summary of Non-Executive Director 2022 Compensation
Name	Fees Earned or Paid in Cash	Share Awards(1)	Other	Total
Jeanmarie Cooney(2)	$42,500	$—	$—	$42,500
Richard B. Fried(3)	$—	$—	$—	$—
Hal Stanley Jones	$105,000	$99,999	$—	$204,999
Mahmood Khimji	$78,750	$99,999	$—	$178,749
Elizabeth Lieberman	$130,000	$99,999	$—	$229,999
Maria Miller	$82,500	$99,999	$—	$182,499
Leticia Navarro	$88,750	$99,999	$—	$188,749
Karl Peterson(4)	$—	$—	$—	$—

(1)

Represents the grant-date fair value of the Ordinary Shares granted to our non-executive directors, based on the closing price of our Ordinary Shares of $8.20 on the grant date of January 4, 2022. As of December 31, 2022, each of Mses. Lieberman, Miller and Navarro, and Messrs. Jones and Khimji, held 12,195 unvested restricted shares, which vested on January 4, 2023.

(2)	Appointed to the Board effective July 1, 2022.
(3)	Waived all compensation for services as a non-executive director. Mr. Fried’s term as director expired at the 2022 AGM on May 12, 2022.
(4)	Waived all compensation for services as a non-executive director.

Director Stock Ownership

Please refer to “Corporate Governance and Board Matters – Stock Ownership Guidelines” for a discussion of the stock ownership guidelines applicable to our non-executive directors.

EXECUTIVE OFFICERS

Our day-to-day management is carried out by our Chief Executive Officer and our other executive officers. Subject to rights pursuant to any consulting or employment agreements, executive officers (except for our Chief Executive Officer, who is the executive director on the Board and, in accordance with Dutch law, must be appointed by the AGM) serve at the discretion of the Board. The business address of our executive officers is our registered office address at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands.

A brief biography of each of our executive officers (other than Mr. Wardinski) is set forth below. Please see the section entitled “Item 1. Appointment of Directors” above for information about Mr. Wardinski, who serves as our Chairman and Chief Executive Officer.

Ryan Hymel, 41, has served as our Executive Vice President and Chief Financial Officer since July 2017. Mr. Hymel has held several positions at the Company and our Predecessor, including as Senior Director of Treasury & Planning from 2012 to 2014, as Vice President of Treasury & Planning from 2014 to 2016, and most recently as Senior Vice President & Treasurer. Mr. Hymel has over 21 years of experience working within the hospitality sector and is a founding member of our management team, beginning with Playa at its inception in 2006. He began his career with Barceló Crestline Corporation, a hotel management company, in 2002. Mr. Hymel earned his Bachelor of Arts from the University of Virginia and a Master of Business Administration from Georgetown University – The McDonough School of Business.

Greg Maliassas, 50, has served as our Executive Vice President and Chief Operating Officer since January 2021. Previously, he served as Executive Vice President and Chief Operating Officer of Playa Resorts Management, LLC (“Playa Management”), the Company’s management company, since 2019. Prior to joining the Company, Mr. Maliassas served as Senior Vice President Operations from 2014 to 2019 for the luxury and premium brands of Accor Hotels in Central & Eastern Europe, Benelux and Switzerland, overseeing a portfolio of over 45 hotels. He has managed and developed upscale hotels in Europe, North America and the Middle East for over 20 years while holding positions such as Vice President North, Central and Eastern Europe, as well as Senior Vice President Middle East, Africa and Indian Ocean for Sofitel Hotels & Resorts. Mr. Maliassas was instrumental in dozens of hotel openings, renovations and hotel constructions, collaborating with renowned hotel developers, designers and architects around the world. Mr. Maliassas, who speaks five languages fluently, was born and raised in Luxembourg, holds a degree in International Hotel Management from Les Roches, Switzerland and a postgraduate degree from the University of Surrey, UK.

Fernando Mulet, 47, has served as our Executive Vice President and Chief Investment Officer since December 2021. Previously he served as our Executive Vice President and Chief Development Officer from 2018 to 2021, Senior Vice President, Head of Development from 2017 to 2018, and Vice President of Development from 2006 to 2017. Since joining our Predecessor in 2006, Mr. Mulet has been instrumental in the Company’s growth and has played a key role in the formation of our strategic alliances. Prior to joining Playa, Mr. Mulet was the Director of International Investments & Asset Management with Highland Hospitality Corporation and before that he began his career in the hospitality industry at Barceló Hotels & Resorts. A native of Spain, Mr. Mulet earned his Bachelor in Business Administration and Management at the Universidad de Comillas in Madrid, Spain and earned a certification in Real Estate, Development and Hotels Investment from The School of Hotel Administration at Cornell University.

Tracy M.J. Colden, 61, has served as our Executive Vice President and General Counsel since January 2020. Ms. Colden has more than three decades of experience in the hospitality and lodging industry. Prior to joining the Company, Ms. Colden was a principal in the Law Offices of Tracy M.J. Colden from September 2008. Ms. Colden has also served as Executive Vice President and General Counsel for Highland Hospitality Corporation, a lodging and hospitality REIT, and as Executive Vice President and General Counsel of Crestline Capital Corporation. Ms. Colden was an Assistant General Counsel at Host Marriott Corporation (now Host Hotels & Resorts, Inc.) from 1996 to 1998. Ms. Colden began her career in 1988 at Hogan & Hartson (now

Hogan Lovells US LLP). Throughout her career, Ms. Colden has focused on the structuring, negotiation and documentation of complex real estate transactions, including, acquisitions, dispositions, debt and equity financings, joint ventures and the negotiation of management and franchise agreements. Ms. Colden currently serves on the board of directors of National Health Investors, Inc. (NYSE: NHI). Ms. Colden is a Certified Public Accountant (inactive) and is a member of the District of Columbia Bar, the Florida Bar and the State Bar of Michigan (emeritus status). Ms. Colden received her Bachelor of Business Administration from the University of Michigan and a Juris Doctor from the University of Virginia School of Law.

SIGNIFICANT EMPLOYEES

Brandon B. Buhler, 45, has served as our Senior Vice President and Chief Accounting Officer since August 2017. Mr. Buhler joined our Predecessor in early 2014 as the Director of Financial Reporting and has been responsible for managing our Predecessor’s and the Company’s corporate accounting, financial systems, internal controls, financial reporting and technical accounting functions. Prior to joining our Predecessor, Mr. Buhler worked as an auditor at Deloitte & Touche LLP for over ten years. Mr. Buhler holds both a Bachelor of Science and a Master of Science from the Marriott School of Management at Brigham Young University, is a Certified Public Accountant (CPA) and a member of the American Institute of CPAs.

Dayna Blank, 45, has served as our Executive Vice President and Chief People Officer since December 2022. Ms. Blank has led the human resources department since joining the Company in 2014. She has developed and spearheaded the high-performance culture at the Company and, throughout, established the innovative strategies which have produced several awards and top accolades from the hospitality industry as well as the leading business and consumer publications. Company-wide, Ms. Blank has created the corporate values and guiding principles that support a culture-driven organization. Prior to joining the Company, Ms. Blank served as Executive Director of Human Resources & Global Staffing at Kerzner International. Ms. Blank received her Bachelor of Science from Towson University and a Master of Science from Nova Southeastern University.

COMPENSATION DISCUSSION AND ANALYSIS

Our Named Executive Officers

In 2022, our named executive officers (“NEOs”) were:

•	Bruce D. Wardinski, Chairman and Chief Executive Officer

•	Ryan Hymel, Executive Vice President and Chief Financial Officer

•	Greg Maliassas, Executive Vice President and Chief Operating Officer

•	Fernando Mulet, Executive Vice President and Chief Investment Officer

•	Tracy M.J. Colden, Executive Vice President and General Counsel

Compensation Philosophy and Objectives

Our executive compensation programs are designed to attract and retain highly-qualified executive officers, compensate them for performance in alignment with shareholder interests and support our business strategy by aligning pay with performance, providing market-competitive opportunities, managing costs and requiring significant stock ownership. Our programs are designed to provide executives with meaningful award opportunities and realized pay which is tied to the achievement of ambitious financial and strategic objectives. In line with this, our programs are designed to:

•	Attract, retain and motivate executives who are capable of advancing our long-term strategy;

•

Provide at-risk, or variable, pay as the majority of our NEOs’ target total direct compensation is in the form of annual and long-term incentive awards that are earned, or increase or decrease in value, based on Company and stock performance;

•

Align shareholder and executive interest with a requirement of significant stock ownership and performance-based share awards using total shareholder return (“TSR”) and compounded annual growth rate (“CAGR”) share price growth as performance metrics; and

•	Mitigate compensation costs with program designs that consider the finances behind them, such as accounting impacts, cash flow and share usage.

We review our compensation approach annually to ensure it continues to meet our goals of aligning pay with short-term financial and operational objectives and long-term shareholder value.

The following key features of our compensation program reflect our philosophy:

What We Do	What We Do Not Do

✓  Utilize a goal-setting process that aligns executive officer goals and objectives with our strategy.

✓  Empower the Compensation Committee to decrease incentive payments when results not driven by Company or individual performance.

✓  Design our compensation programs to reflect our culture of pay for performance, with a significant portion of NEO compensation being performance and equity based.

✓  Subject all annual incentive and equity awards to clawback forfeiture provisions.

✓  Ensure robust stock ownership for our NEOs by establishing requirements to be achieved within five years.

✓  Incentivize long-term performance through equity awards with multi-year performance periods.

✓  Ensure caps on annual incentive compensation payments and performance-based restricted share awards.

  No undue risks from overemphasis on any one metric or short-term goal.

  No hedging or pledging company stock permitted by executive officers.

  No single-trigger change-in-control provisions.

  No excise tax gross-ups upon a change in control.

  No individual change-in-control arrangements.

  No guaranteed bonus arrangements with our NEOs.

  No excessive perquisites.

Compensation Risk Assessment

The Compensation Committee established guiding principles for conducting its annual compensation risk assessment:

•	The executive compensation programs and processes are designed to align with the short- and long-term strategies that support a high-performing, sustainable business.

•	The performance measures for short- and long-term incentive programs are established to avoid any undue emphasis on any one particular metric.

•

Challenging goals are thoughtfully determined prior to the start of the applicable performance periods for short-term and long-term incentive programs with key priorities aligned to the long-term strategy and incentive plan goals being established for the short-term incentive program.

In addition to the items outlined in the chart above, a select list of practices outlined below are ones which Playa follows to ensure mitigation of risk-taking by executives:

•	Provide “fixed” base salaries.

•	Conduct an annual review of NEOs target and actual total direct compensation to the market to ensure acceptable limits of pay.

•	Ensure a larger portion of pay is variable and tied to financial results, stock performance and the achievement of other relevant goals.

•	Have long-term stock awards which vest, or have performance periods, of three years or longer to encourage sustained stock performance.

•

Require approval by the Board of the financial and other goals tied to short- and long-term performance, and by the Compensation Committee for payments and awards under the short- and long-term incentive plans.

Clawback Policy

In addition to the compensation clawback provisions which apply to our Chairman and Chief Executive Officer and our Chief Financial Officer under the Sarbanes-Oxley Act of 2002, our Board has adopted an Executive Compensation Recovery Policy (the “Clawback Policy”) which provides for the recovery of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The Clawback Policy is intended to foster a culture that emphasizes integrity and accountability and reinforces the Company’s pay-for-performance compensation philosophy.

The Clawback Policy is administered by the Compensation Committee and applies to current and former executive officers, including all of our NEOs and certain other senior executives and employees. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement of its financial statements under the federal securities laws as a result of an executive’s misconduct, fraud or illegal behavior, as determined by the Company, the Company will require reimbursement by, or forfeiture of, any “excess incentive compensation” received by such executive or employee. The Clawback Policy applies to incentive compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure that was received during the three completed fiscal years preceding the date of the restatement, beginning with the 2021 fiscal year. The amount to be forfeited or reimbursed to the Company would be the difference in the amount determined before and after the restatement based on the reasonable determination by the Company. The Clawback Policy also provides discretion to the Compensation Committee to reduce the required recovery amount to reasonably take into account the adverse tax consequences to the affected executive officer or employee resulting from the repayment.

In addition, the Company intends to update its executive compensation recoupment requirements in line with new Nasdaq and SEC rules prior to their effective date.

Emphasis on At-Risk Compensation

In order to align the interests of our NEOs with the interests of our shareholders, a significant percentage of target compensation each year is performance- and equity-based, and realized compensation will therefore vary depending on achievement of specific goals, including total shareholder return. The charts below break out the fixed and variable “at-risk” components of our NEOs’ 2023 target total direct compensation. Eighty-five percent (85%) of the Chairman and Chief Executive Officer’s compensation and on average seventy-eight percent (78%) of compensation for all other NEOs varies and is at risk.

Alignment of Pay for Performance

The relationship between the realized pay of our Chairman and Chief Executive Officer and his target total direct compensation for 2022 underscores our commitment to compensation programs that pay for performance and our practice of establishing performance goals that are difficult to achieve. For 2022, Mr. Wardinski’s realized pay reflects the maximum amount that can be received under our short-term cash incentive plan, the management incentive plan (“MIP”) due the Company’s achievement of adjusted EBITDA that was 141% above the 2022 annual adjusted EBITDA goal, as well as the vesting of time-based restricted shares awarded in 2019, 2020 and 2021.

*

For purposes of this analysis, realized total direct compensation includes actual base salary paid, actual bonus earned, and the value of vested time-based restricted shares on the vesting date. No performance-based restricted shares vested in 2022 as performance-based restricted shares granted in 2021 and 2022 will not be eligible to vest until the end of the three-year performance period, or December 31, 2023 and December 31, 2024, respectively. As previously disclosed, performance-based restricted shares granted in 2020 were voluntarily waived and forfeited in October 2020 due to the adverse effects of COVID-19.

Elements of NEO Compensation

Component	Description	Objective
Base Salary	Fixed component of compensation paid at regular intervals.	Base salary is designed to compensate our NEOs at a competitive, fixed level to ensure they do not risk short or long-term results for greater variable pay, in addition to serving as a retention tool.

MIP	Short-term cash incentive plan tied to annual performance against pre-established adjusted EBITDA and/or other objectives the Compensation Committee believes support sustained long-term performance.	Aligns annual cash compensation opportunities with business strategy and motivates and rewards achievement of annual financial, operational, and individual goals.

Long-Term Equity Incentives	A mix of performance-based and time-based awards. The performance-based awards typically have a performance measurement period of three years, and time-vested awards typically vest over three years subject to continued service with Playa.	Motivates NEOs to focus on sustained financial performance and longer-term shareholder value creation. Aligns executive and shareholder interests, and long-term strategy with long-term performance. Multi-year vesting periods aid in retention.

Our NEOs also participate in other compensation programs available to all employees of the Company including:

Retirement Savings Opportunities: All eligible employees are able to participate in the Playa Management USA, LLC 401(k) Profit Sharing Plan & Trust (“401(k) plan”). We provide this plan to help our employees save an elected amount of their cash compensation for retirement in a tax-efficient manner. Under our 401(k) plan, employees are eligible to defer a portion of their salary on a pre-tax or after-tax basis, and we, at our discretion, may make a matching contribution and/or a profit-sharing contribution. Employees are able to participate in the 401(k) plan on their first day of employment and are able to defer compensation up to the limits established by the Internal Revenue Service. We currently match 100% of each employee’s pre-tax or after-tax contributions up to the first 3% of the employee’s base salary and 50% of the next 2% of the employee’s base salary, although we, in our sole discretion, may at any time or from time-to-time determine to discontinue matching employee contributions or change the level at which we make any matching contributions. Our contributions vest immediately. The employee contributions and our match are invested in selected investment alternatives according to the employee’s directions. The 401(k) plan and its trust are intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code (the “Code”) as a tax qualified retirement plan.

Health and Welfare Benefits: We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits. The plans under which these benefits are provided are not expected to discriminate in scope, terms, or operation in favor of executive officers and are available to all full-time employees.

Compensation Process

The Compensation Committee of our Board, which consists entirely of independent directors, is responsible for determining the compensation of our named executive officers. The factors considered by the Compensation Committee when making compensation decisions include:

•

View of Board and CEO: The Compensation Committee solicits the views of the Board on compensation of all named executive officers, particularly for Mr. Wardinski. The Compensation Committee solicits the views and recommendations of Mr. Wardinski with respect to the compensation of all other named executive officers. The Compensation Committee solicits the views and recommendations on executive compensation program design from the Chairman and Chief Executive Officer and the Chief People Officer.

•

Input of the Independent Compensation Consultant: The Compensation Committee approved the retention of AETHOS Consulting Group (“AETHOS”) as its independent compensation consultant. AETHOS has provided the Compensation Committee compensation advice independent of the Company’s management, including with respect to the composition of the peer group discussed below. The Compensation Committee has sole authority to retain and terminate the independent compensation consultant. Under the Compensation Committee’s direction, AETHOS periodically interacted with members of Playa’s senior executive team to provide insight into industry practices and market trends.

•

Shareholder Input: The Compensation Committee considers input from shareholders, including the results of the annual non-binding, advisory vote on executive compensation (“Say-on-Pay”), in determining compensation for our NEOs. At our 2022 annual general meeting of shareholders, approximately 98% of the votes cast on the Say-on-Pay proposal were in favor. Shareholders’ support of our executive compensation program is one of many factors the Compensation Committee considered when making 2022 and 2023 compensation decisions, and we will continue to consider shareholder input when making future compensation decisions for the NEOs.

•

Peer Group Analyses: Playa has few public company competitors with its specific business model. To ensure that we attract, retain, and motivate our executive team in a competitive talent market, the Compensation Committee regularly examines pay practices from, and pay data for executives within, a peer group of 18 publicly-traded hospitality companies. The peer group includes the same companies from 2021, with the addition of Wyndham Hotels and Resorts. The Compensation Committee, in conjunction with the independent compensation consultant and the Chairman and Chief Executive Officer, selected the current peer group to include companies Playa would seek executive talent from, operate in comparable market segments to, and which are of a similar size and scope.

The table below shows our 18-company peer group and whether pay data and/or compensation practices for each company was reviewed by the Compensation Committee. This data is only one of a number of factors the Compensation Committee uses to make final pay decisions.

Company	Compensation Program Practice	Actual Compensation Practice
Chatham Lodging Trust	x	x
Choice Hotels	x
DiamondRock Hospitality	x	x
Hersha Hospitality Trust	x	x
Hilton Worldwide	x
Host Hotels & Resorts	x
Hyatt Hotels	x
Loews Hotels	x	x
Marriott International	x
Park Hotels and Resorts	x
PebbleBrook Hotel Trust	x	x
RLJ Lodging Trust	x	x
Ryman Hospitality Properties	x	x
Summit Hotel Properties	x	x
Sunstone Hotel Investors	x	x
Vail Resorts	x	x
Wyndham Hotels & Resorts	x	x
Xenia Hotels & Resorts	x	x

Because Playa is between the market’s 25th and 50th percentile in market cap and annual revenues compared to the peer group, we generally target between the market’s 25th and 50th percentile of the actual peer group compensation when considering market practices in connection with setting target and actual compensation amounts. The following table illustrates a comparison of Playa’s market capitalization and revenues to the 25th and 50th percentiles of the peer group used for actual compensation purposes. This information was provided by AETHOS to the Compensation Committee:

Percentile	Playa’s Market Capitalization	Peer Group Market Capitalization	Playa Market Capitalization vs. Peer Group	Playa’s 2021 Revenues	Peer Group 2021 Revenues	Playa 2021 Revenues vs. Peer Group
25th Percentile	$927,627,747	$783,482,500	18.4%	$534,639,000	$450,481,500	18.7%
50th Percentile	$927,627,747	$1,858,500,000	(50.1)%	$534,639,000	$591,661,000	(9.6)%

Each year, the Compensation Committee requests that AETHOS provide a competitive review of target and actual total direct compensation for each NEO, including each of the following compensation components: base salary, paid bonus, bonus target, bonus cap, and annual target long-term incentive value. The Compensation Committee also regularly reviews market compensation practices of the peer group to inform compensation program design decisions.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a federal income tax deduction for compensation in excess of $1.0 million per year paid by a publicly held corporation to its principal executive officer, its principal financial officer and its three other highest paid officers. Prior to 2018 there was an exception to this rule for certain “performance-based compensation.” Our policy is to take into account the deduction limits of Section 162(m) of the Code in making compensation decisions. However, to retain highly skilled executives and remain competitive with other employers, our Compensation Committee expects to authorize compensation that would not be deductible under Section 162(m) of the Code or otherwise if it determines that such compensation is in the best interests of us and our shareholders.

2022 Compensation Decisions

Overview

The following is a summary of each of the elements of our 2022 compensation program, and the final amounts actually paid or awarded for each compensation element.

2022 Base Salary

Base salary decisions are made by the Compensation Committee considering Playa’s salary budget, the position’s scope, individual performance and experience, external competitiveness, internal equity, and any other relevant factors. Base salaries are reviewed annually.

The Compensation Committee, after considering performance, comparison to the market based on information provided by the Compensation Committee’s independent compensation consultant, and other factors, approved the base salary adjustments shown in the following table for the NEOs for 2022. The increase for Mr. Mulet reflects both performance and his 2022 promotion to Chief Investment Officer.

Name	2021 Base Salary	Percent Increase	2022 Base Salary
Bruce D. Wardinski	$750,000	3.3%	$775,000
Ryan Hymel	$475,000	4.2%	$495,000
Greg Maliassas	$450,000	3.3%	$465,000
Fernando Mulet	$400,000	23.8%	$495,000
Tracy M.J. Colden	$425,000	3.5%	$440,000

2022 Management Incentive Plan (MIP)

MIP Goals

In February 2022, the Compensation Committee discussed and approved the annual adjusted EBITDA performance goal for the 2022 MIP and the specific performance goals for management to achieve during 2022. Due to the impacts of Hurricane Fiona, the 2022 annual adjusted EBITDA threshold under the MIP was reduced by 2.2% in December 2022. However, as discussed below, the Company significantly exceeded the maximum threshold under each of the original and revised annual adjusted EBITDA goals for 2022.

For 2022, the NEOs’ MIP payments, other than the CEO’s, were based 75% on the achievement of the annual adjusted EBITDA goal and 25% based on the achievement of company goals. The CEO’s MIP payment was based 100% on the annual adjusted EBITDA goal. The target amount under the MIP for each NEO was determined as a percentage of base salary, equal to 150% of base salary for our CEO, and 100% of base salary for the other NEOs. The target amounts were set by the Compensation Committee taking into consideration peer group benchmark data and the NEO’s target total direct compensation, while ensuring alignment across the executive team.

The performance goals approved by the Compensation Committee in February 2022 included a mix of qualitative and quantitative goals aligned with the Company’s operational strategy and consideration of shareholder value creation. These performance goals are set forth below:

2022 Company Goals
Achieve $171.9 million of Adjusted EBITDA	Achieve a level of 45% consumer-direct revenues

Negotiate Hyatt consent with respect to and begin The Playa Collection operations in the Dominican Republic	Complete affiliation of the Sanctuary Cap Cana to the Luxury Collection and start a business relationship with Marriott

Create and launch a new Mexico investment opportunity or joint venture arrangement	Terminate the Dreams Punta Cana and Dreams Palm Beach management agreements, select brand and prepare renovation plans for rebranding

Design and implement new wellness, entertainment, and food and beverage programs in all resorts	Reposition and rebrand the Jewel Paradise Cove as a Wyndham Alltra

Initiate process to refinance or replace the Term Loans due in 2024 and the property debt due in 2025	Analyze and recommend whether the Company should remain a Dutch holding company

The annual adjusted EBITDA goal established by the Compensation Committee for the 2022 MIP was as follows:

2022 Adjusted EBITDA Goals*	Threshold
Below $154.7 million	Below-Threshold
$154.7 million	Threshold
$171.9 million	Target
$214.9 million	Maximum

*	The 2.2% reduction due to the impact of Hurricane Fiona resulted in a revised annual adjusted EBITDA target goal of $168.2 million.

Payments under the MIP for NEOs other than the CEO pay out as follows: 0% of target for below-threshold performance; 50% of target for threshold performance; 100% for target performance; and 175% of target for maximum performance. Payments under the MIP for the CEO pay out as follows: 0% of target for below-threshold performance; 50% of target for threshold performance; 100% for target performance; and 200% of target for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage is adjusted on a linear basis.

MIP Performance

In early 2023, the Compensation Committee evaluated the NEOs’ 2022 accomplishments and compared them against the performance goals established by the Compensation Committee in February 2022. The Compensation Committee considered the following factors in its evaluation of management’s performance, and determined that the NEOs had successfully executed the goals established in February 2022:

•

generating the highest annual adjusted EBITDA in Playa’s history of $242.6 million[1], despite the negative impacts of Hurricane Fiona in the Dominican Republic that resulted in temporary resort closures and an estimated $15.5 million of disruption during the third and fourth quarters of 2022;

[1]

Includes $7.2 million of business interruption insurance recoveries related to unavoidable operating costs incurred, net of our deductible, while our resorts were temporarily closed due to the impact of Hurricane Fiona.

•

completing a refinancing of our existing Term Loan and Revolving Credit Facility and repaying the entire outstanding balances of our Property Loan and Additional Credit Facility held with Davidson Kempner;

•	starting a business relationship with Marriott International, Inc. by rebranding one of our managed resorts in the Dominican Republic to The Luxury Collection by Marriott brand;

•	securing three new management contracts to enhance our growth profile in Mexico;

•	successfully transitioning the management of two resorts that were previously managed by a third-party so that Playa now manages all of our resorts, and rebranding these resorts under the Jewel brand;

•	expanding Playa’s first membership program, The Playa Collection, into our Hyatt resorts and generating $1.8 million in revenues from the sale of over 500 memberships in 2022;

•	analyzing the advantages and disadvantages of being incorporated in the Netherlands; and

•	launching Playa’s digital concierge platform to promote sales of wellness, food and beverage and entertainment initiatives across our resorts.

In addition, based on the efforts of our senior management, Playa’s actual adjusted EBITDA for purposes of the 2022 MIP significantly exceeded the goal initially established by the Compensation Committee:

2022 Actual Adjusted EBITDA*	Actual Adjusted EBITDA Percent of Target **
$242.6 million	141%

*	Please refer to our Form 10-K for the year ended December 31, 2022 for a discussion of adjusted EBITDA and a description of how it is calculated.
**	Playa’s actual adjusted EBITDA was 144% of the revised annual adjusted EBITDA goal.

Accordingly, after consideration of the CEO’s maximum achievement of the original adjusted EBITDA goal, which did not incorporate the disruption caused by Hurricane Fiona, and the other NEOs’ achievement of the 2022 performance goals and maximum achievement of the original adjusted EBITDA goal, the Compensation Committee awarded bonuses at the maximum level under the MIP: 200% of target for our CEO and 175% of target for our other NEOs.

The table below illustrates the MIP payments paid to our NEOs for their 2022 performance:

Name	Target Incentive	Incentive Earned
Bruce D. Wardinski	$1,162,500	$2,325,000
Ryan Hymel	$495,000	$866,250
Greg Maliassas	$465,000	$813,750
Fernando Mulet	$495,000	$866,250
Tracy M.J. Colden	$440,000	$770,000

2022 Equity Awards Pursuant to the Long-Term Incentive Plan (LTIP)

In November 2021, the Compensation Committee, taking into consideration market information and each NEO’s potential contribution to our long-term strategy and success, among other factors, determined a target value of 2022 equity awards to be issued to each of the NEOs in 2022 pursuant to the Company’s 2017 Plan. The awards approved by the Compensation Committee were granted on January 4, 2022, with each NEO’s target share award based on the fair value per share of $8.20 on the grant date.

Each of the NEO’s awards consisted of 50% time-based restricted shares, vesting pro rata over three years, and 50% performance-based restricted shares. The performance-based restricted shares vest 50% each based on achievement of goals established by the Compensation Committee for the performance period of January 1, 2022 through December 31, 2024, which consist of a relative TSR compared to a select peer group of companies and a CAGR of Playa’s share price.

The total number of performance-based restricted shares that are earned based on achievement of these goals is based on an achievement factor (expressed as a percentage of the number of target shares) ranging from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 125% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage is adjusted on a linear basis. The TSR component of the performance-based restricted shares may vest between 0% and 150% of target, with the award capped at 100% of target should Playa’s TSR be negative for the performance period. The CAGR component of the performance-based restricted shares may vest up to 100% of target.

The Compensation Committee, after consultation with AETHOS, approved the following peer group for the TSR component of the performance-based restricted shares: Apple Hospitality REIT, DiamondRock Hospitality, Hersha Hospitality Trust, Host Hotels & Resorts, Park Hotels and Resorts, Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Sunstone Hotel Investors and Xenia Hotels & Resorts. The Compensation Committee determined that this peer group represented a group of publicly-traded companies with which the Company competes for business and investment capital as well as executive talent.

The following table summarizes the 2022 equity awards:

		Time-Based Restricted Share Award Annual Grant		Performance-Based Restricted Share Award Annual Grant
Name	Total Long-Term Incentive Annual Target Value	Target Value	Number of Shares	Target Value	Number of Shares
Bruce D. Wardinski	$2,999,995	$1,500,001	182,927	$1,499,993	182,926
Ryan Hymel	$899,999	$450,000	54,878	$450,000	54,878
Greg Maliassas	$849,996	$424,998	51,829	$424,998	51,829
Fernando Mulet	$899,999	$450,000	54,878	$450,000	54,878
Tracy M.J. Colden	$499,995	$250,002	30,488	$249,993	30,487

2023 Compensation Outlook

The Compensation Committee made the following modifications to the executive compensation program for 2023. The Compensation Committee made these decisions in alignment with the compensation philosophy balanced with its desire to appropriately motivate, reward, and retain the NEOs as they continue to manage Playa’s performance and execute on the Company’s strategic objectives.

2023 Base Salary

The Compensation Committee, after considering performance, comparison to the market, and other factors, approved the base salary adjustments shown in the following table for the NEOs for 2023.

Name	2022 Base Salary	Percent Increase	2023 Base Salary
Bruce D. Wardinski	$775,000	5.8%	$820,000
Ryan Hymel	$495,000	4.0%	$515,000
Greg Maliassas	$465,000	10.8%	$515,000
Fernando Mulet	$495,000	4.0%	$515,000
Tracy M.J. Colden	$440,000	5.7%	$465,000

2023 Management Incentive Plan (MIP)

There were no changes to the incentive thresholds, targets, or caps for any of the NEOs for the 2023 MIP.

2023 Equity Awards Pursuant to the Long-Term Incentive Plan (LTIP)

In December 2022, the Compensation Committee approved January 2023 award grants to the NEOs that again consisted of 50% time-based restricted shares, vesting pro rata over three years, and 50% performance-based restricted shares, which vest based on achievement of goals established by the Compensation Committee for the performance period of January 1, 2023 through December 31, 2025. The performance-based restricted shares vest 50% based on achievement of a relative TSR compared to a select peer group of companies, with the award capped at 100% of target should Playa’s TSR be negative, and 50% based on the CAGR of Playa’s share price, capped at 100% of target, representing a maximum performance-based restricted share award of 125% of target.

The grant-date fair values of the shares awarded totaled $3,673,650 for Mr. Wardinski, $1,574,421 for each of Messrs. Hymel, Maliassas and Mulet, and $892,171 for Ms. Colden.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Submitted by:

Karl Peterson, Chairperson

Hal Stanley Jones

Elizabeth Lieberman

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following summary compensation table (“SCT”) sets forth the annual base salary and other compensation paid to each of our NEOs for 2022, 2021 and 2020.

Name	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation ($)(1)	Share Awards(2)	All Other Compensation(3)	Total
Bruce D. Wardinski	2022	$775,000	$—	$2,325,000	$2,980,787	$13,544	$6,094,331
Chairman and Chief Executive Officer	2021	$750,000	$—	$1,875,000	$3,996,557	$12,944	$6,634,501
	2020	$201,924	$703,125	$—	$3,158,615	$7,429	$4,071,093

Ryan Hymel	2022	$495,000	$—	$866,250	$894,237	$13,035	$2,268,522
Executive Vice President and Chief Financial Officer	2021	$475,000	$—	$623,438	$1,754,587	$12,560	$2,865,585
	2020	$390,674	$239,063	$—	$1,082,953	$12,360	$1,725,050

Greg Maliassas	2022	$465,000	$—	$813,750	$844,554	$13,035	$2,136,339
Executive Vice President and Chief Operating Officer	2021	$450,000	$—	$590,625	$1,462,154	$6,302	$2,509,081

Fernando Mulet	2022	$495,000	$—	$866,250	$894,237	$13,035	$2,268,522
Executive Vice President and Chief Investment Officer	2021	$400,000	$—	$525,000	$1,120,985	$12,159	$2,058,144

Tracy M.J. Colden	2022	$440,000	$—	$770,000	$496,795	$13,035	$1,719,830
Executive Vice President and General Counsel	2021	$425,000	$—	$557,813	$1,023,506	$12,435	$2,018,754
	2020	$339,665	$210,938	$—	$451,228	$12,166	$1,013,997

(1)

As discussed in “Compensation Discussion and Analysis – 2022 Compensation Decisions—2022 Management Incentive Plan (MIP),” the Compensation Committee awarded bonuses at the maximum amount allowed under the MIP: 200% of target for our Chairman and CEO and 175% of target for our other NEOs.

(2)

Represents the aggregate grant date fair value of time-based restricted shares and performance-based restricted shares granted to the NEOs on January 2, 2020, January 4, 2021 and January 4, 2022 in each case computed in accordance with FASB ASC Topic 718. For information regarding the Company’s assumptions made in the valuation of performance-based equity awards, see Note 11 to the Consolidated Financial Statements within our Annual Report on Form 10-K.

The following table shows the fair value of the performance-based restricted shares granted to the NEOs assuming maximum performance:

Maximum Grant Date Fair Value of Performance-Based Restricted Shares
Year	Wardinski	Hymel	Maliassas	Mulet	Colden
2022	$1,874,987	$562,495	$531,245	$562,495	$312,494

The following table shows the grant date fair value of the time-based restricted shares granted to the NEOs:

Grant Date Fair Value of Time-Based Restricted Shares
Year	Wardinski	Hymel	Maliassas	Mulet	Colden
2022	$1,500,001	$450,000	$424,998	$450,000	$250,002

(3)

For each NEO, the amount shown in “All Other Compensation” represents our matching contribution to the 401(k) plan for the NEO’s benefit of $12,200, and Company-paid life insurance premiums of $1,344 for Mr. Wardinski and $835 for each of Messrs. Hymel, Maliassas and Mulet, and Ms. Colden.

Grants of Plan Based Awards Table

The following table sets forth information with respect to plan-based awards granted in 2022 to our NEOs:

						Share Awards
			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Date of Compensation Committee Approval	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Other Stock Awards: Number of Shares(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Bruce D. Wardinski			581,250	1,162,500	2,325,000
	November 23, 2021	January 4, 2022				91,462	182,926	228,657		1,480,786
	November 23, 2021	January 4, 2022							182,927	1,500,001
Ryan Hymel			247,500	495,000	866,250
	November 23, 2021	January 4, 2022				27,438	54,878	68,597		444,237
	November 23, 2021	January 4, 2022							54,878	450,000
Greg Maliassas			232,500	465,000	813,750
	November 23, 2021	January 4, 2022				25,914	51,829	64,786		419,556
	November 23, 2021	January 4, 2022							51,829	424,998
Fernando Mulet			247,500	495,000	866,250
	November 23, 2021	January 4, 2022				27,438	54,878	68,597		444,237
	November 23, 2021	January 4, 2022							54,878	450,000
Tracy M.J. Colden			220,000	440,000	770,000
	November 23, 2021	January 4, 2022				15,243	30,487	38,109		246,793
	November 23, 2021	January 4, 2022							30,488	250,002

(1)

Amounts in these columns represent awards pursuant to our annual MIP for the 2022 fiscal year. For the actual amounts paid to the NEOs pursuant to the MIP for 2022, see the Summary Compensation Table above.

(2)

Amounts in this column represent grants of performance-based restricted shares, which may vest at the end of a performance period from January 1, 2022 to December 31, 2024 based equally on the achievement of TSR and CAGR goals.

(3)	Amounts in this column represent grants of time-based restricted shares, which vest one-third on January 4 of 2023, 2024 and 2025, subject to the NEO’s employment on such dates.
(4)

Amounts in this column represent the grant date fair value of each time-based restricted share award and performance-based restricted share award, as computed in accordance with FASB ASC Topic 718. For information regarding the Company’s assumptions made in the valuation of equity awards, see Note 11 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

Employment Agreements

The Company has employment agreements with Mr. Wardinski, our Chairman and Chief Executive Officer, Mr. Hymel, our Chief Financial Officer, Mr. Maliassas, our Chief Operating Officer, Mr. Mulet, our Chief Investment Officer, and Ms. Colden, our General Counsel.

Employment Agreement of Mr. Wardinski

Mr. Wardinski, our subsidiary, Playa Management, and us, solely with respect to Mr. Wardinski’s position as our Chief Executive Officer and Chairman of our Board, entered into a new employment agreement on December 20, 2021, effective January 1, 2022. Mr. Wardinski’s employment agreement has an initial term ending on December 31, 2024, subject to automatic one-year extensions unless either party provides a Non-Renewal Notice to the other party at least 180 days prior to the expiration date. Mr. Wardinski serves as the

Chief Executive Officer and the Manager of Playa Management (the “Playa Management Board”), our Chief Executive Officer, and Chairman of our Board.

Mr. Wardinski’s employment agreement provides for a minimum base salary of $775,000 (as may be increased by our Board) and annual discretionary bonus opportunity at a target of 150% of base salary (subject to a maximum of 300% of base salary). Mr. Wardinski is also entitled to paid time off and holiday pay in accordance with Playa Management’s policies. In addition, upon termination of Mr. Wardinski’s employment agreement without “Cause” or resignation by Mr. Wardinski for “Good Reason,” as those terms are defined in the employment agreement, Mr. Wardinski will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments:

•

an aggregate amount equal to two times his base salary at the rate in effect on his last day of employment and an amount equal to two times his discretionary annual bonus at the target amount then in effect (the “Wardinski Severance Payment”), paid in 24 equal monthly installments;

•

additional monthly payments equal to $1,500 for a period of 24 months for the purpose of covering Mr. Wardinski’s health insurance, subject to cessation if Mr. Wardinski becomes eligible to obtain insurance coverage from another group insurance plan (the “Wardinski Additional Amount”); and

•	a pro rata share of his discretionary annual bonus relating to the year in which his employment ceases.

In the event Mr. Wardinski is terminated without “Cause” or Mr. Wardinski resigns for “Good Reason” following a “Change in Control,” as those terms are defined in the employment agreement (a “Change in Control Termination”), Mr. Wardinski will be eligible to receive the payments set forth above, provided however that the Wardinski Severance Payment shall be increased to 2.99 times Mr. Wardinski’s base salary and target bonus, with such payment made in a lump sum.

In the event that Mr. Wardinski’s employment terminates as a result of “Disability,” as such term is defined in the employment agreement, or death, Mr. Wardinski or his estate, as applicable, conditioned upon his or its execution of a separation and release agreement, will be eligible to receive (i) his pro rata share of his discretionary annual incentive bonus (at no less than target in the event of death) and (ii) payments of the Wardinski Additional Amount for a period of 12 months following his termination of employment, provided, however, that in the case of termination due to “Disability,” as such term is defined in the employment agreement, if health insurance coverage becomes available to Mr. Wardinski under another group insurance plan during the 12-month period, payment of the Wardinski Additional Amount shall cease. In addition, in the event of Mr. Wardinski’s death, Mr. Wardinski’s estate shall be entitled to the fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan or any other employee benefit plan.

If either Mr. Wardinski or Playa Management causes Mr. Wardinski’s employment to end by the delivery of a Non-Renewal Notice, then, conditioned upon his execution of a separation and release agreement, Mr. Wardinski is entitled to receive an amount equal to six months of his base salary, paid in six equal monthly installments.

Regardless of the reason for any termination of Mr. Wardinski’s employment agreement, including if Mr. Wardinski is terminated for “Cause,” as such term is defined in the employment agreement (other than in the case of Mr. Wardinski’s death or “Disability,” as defined in the employment agreement, which are described above), Mr. Wardinski will be eligible to receive his then-accrued compensation, reimbursement for any outstanding reasonable business expense he has incurred in performing his duties, continued insurance benefits to the extent required by law and any fully vested but unpaid rights under any bonus or other incentive pay plan, or any other employee benefit plan or program of ours or our affiliates.

Mr. Wardinski’s employment agreement provides that Mr. Wardinski is obligated to devote a substantial majority of his business time, attention, skill and effort to the performance of his duties under the employment agreement, provided that, to the extent such activities do not impair the performance of his duties to Playa Management, us or our affiliates, Mr. Wardinski is permitted to engage in the following other specified activities: (i) engaging in personal investments and charitable, professional and civic activities; (ii) serving on boards of directors of entities that do not compete with Playa Management, us or any of our affiliates; (iii) serving as Chairman of our Board; and (iv) certain other activities and director positions that the Playa Management Board and our Board may approve.

Mr. Wardinski’s employment agreement provides that during the term of his employment and for a period of 18 months (six months in the case of a non-renewal or expiration of his employment and 12 months following a Change in Control Termination, each as described above) following the expiration, resignation or termination of his employment, Mr. Wardinski agrees not to (i) engage in any competing business in certain geographic regions, provided, however, that Mr. Wardinski may own five percent or less of the outstanding stock of any publicly traded corporation or other entity that engages in a competing business, (ii) solicit for the purpose of conducting a competing business any customer or prospective customer of Playa Management, us or any of our affiliates in a line of business that we, Playa Management, or any of our affiliates conducts or plans to conduct as of the date of Mr. Wardinski’s termination or (iii) solicit or employ any person who is, or was at any time during the two-year period prior to Mr. Wardinski’s termination, an employee with a senior management position at Playa Management, us or any of our affiliates. Under Mr. Wardinski’s employment agreement, he may not solicit or employ any person who is, or was at any time during the 18-month period prior to the executive’s termination, an employee with a senior management position with us or any of our affiliates provided such person was not terminated by us or any of our affiliates without cause. Mr. Wardinski’s employment agreement provides for a confidentiality covenant on the part of Mr. Wardinski both during and after his termination of employment.

Mr. Wardinski’s agreement also includes his consent to the application of any compensation recovery policy adopted by the Company.

Employment Agreements of Ms. Colden and Messrs. Hymel, Maliassas and Mulet

On December 20, 2021, Ms. Colden and Messrs. Hymel, Maliassas and Mulet each entered into a new employment agreement with Playa Management, effective January 1, 2022. The agreements for Ms. Colden and Messrs. Hymel, Maliassas and Mulet have an initial term ending on December 31, 2024, subject to automatic one-year extensions unless either party provides a Non-Renewal Notice to the other party at least 180 days prior to expiration.

The employment agreements provide for a minimum base salary for Ms. Colden and Messrs. Hymel, Maliassas and Mulet of $440,000, $495,000, $465,000 and $495,000, respectively (as may be increased by our Board) and annual discretionary bonus opportunity with a target amount 100% of base salary (subject to a maximum of 175% of base salary). Each executive is also entitled to paid time off and holiday pay in accordance with the applicable policies of their employer. In addition, upon termination of each of the employment agreements without “Cause” or resignation by the executive for “Good Reason,” as those terms are defined in each employment agreement, each applicable executive will, conditioned upon his or her execution of a separation and release agreement, be eligible to receive the following payments:

•

an aggregate amount equal to his or her base salary at the rate in effect on his or her last day of employment and an amount equal to one time his or her discretionary annual bonus at the target amount then in effect (the “Executive Severance Payment”), paid in 12 equal monthly installments;

•

additional monthly payments equal to $1,500 for a period of 12 months for the purpose of covering health insurance, subject to cessation if the executive becomes eligible to obtain insurance coverage from another group insurance plan (the “Executive Additional Amount”); and

•	a pro rata share of his or her discretionary annual bonus relating to the year in which his or her employment ends.

The employment agreements with each of these executives provide that, in the event the executive is terminated without “Cause” or resigns for “Good Reason” within two years following a “Change in Control,” as those terms are defined in each employment agreement, the executive will be eligible to receive the payments set forth above, provided however that the Executive Severance Payment shall be increased to 2.0 times his or her base salary at the rate in effect on his or her last day of employment and target bonus, with such payment made in a lump sum. In the event that the executive terminates his or her employment without “Good Reason,” as defined in each employment agreement, conditioned upon his or her execution of a separation and release agreement, the executive will be eligible to receive a payment of any unpaid portion of his or her base salary, reimbursement for any outstanding reasonable expenses, continued insurance benefits to the extent required by law and payment of any fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan, or any other employee benefit plan or program of the employer.

The employment agreements with each of Ms. Colden and Messrs. Hymel, Maliassas and Mulet provide that, in the event that the executive’s employment terminates as a result of “Disability,” as such term is defined in each employment agreement, or death, the executive or his or her estate, as applicable, conditioned upon his, hers or its execution of a separation and release agreement, will be eligible to receive (i) a payment of any unpaid portion of his or her base salary, (ii) his or her pro rata share of his or her discretionary annual incentive bonus (at no less than target in the event of death) and (iii) payments of the Executive Additional Amount for a period of 12 months following his or her termination of employment, provided, however, that in the case of termination due to “Disability,” as such term is defined in each employment agreement, if health insurance coverage becomes available to the executive under another group insurance plan during the 12-month period, payment of the Executive Additional Amount shall cease. In addition, in the event of Ms. Colden’s or Messrs. Hymel, Maliassas or Mulet’s death, such executive’s estate shall be entitled to the fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan or any other employee benefit plan.

The employment agreements with each of Ms. Colden and Messrs. Hymel, Maliassas and Mulet provide that the executive is obligated to devote a substantial majority of his or her business time, attention, skill and effort to the performance of his or her duties under the employment agreement, provided that, to the extent such activities do not impair the performance of his or her duties to us or our affiliates, the executive is permitted to engage in the following other specified activities: (i) engaging in personal investments and charitable, professional and civic activities; (ii) serving on boards of directors of entities that do not compete with us or any of our affiliates; and (iii) certain other activities and director positions that our Board may approve.

The employment agreements with each of Ms. Colden and Messrs. Hymel, Maliassas and Mulet provide that during the term of the executive’s employment and for a period of 12 months following the expiration, resignation or termination of his or her employment, the executive agrees not to (i) engage in any competing business in certain geographic regions, provided, however, that the executive may own five percent or less of the outstanding stock of any publicly traded corporation or other entity that engages in a competing business, (ii) solicit for the purpose of conducting a competing business any customer or prospective customer of any of our affiliates in a line of business that any of our affiliates conducts or plans to conduct as of the date of the executive’s termination, or (iii) solicit or employ any person who is, or was at any time during the two-year period prior to the executive’s termination, an employee with a senior management position with us or any of our affiliates. Under the new agreements, the executive may not solicit or employ any person who is or was at any time during the 18-month period prior to the executive’s termination, an employee with a senior management position with us or any of our affiliates provided such person was not terminated by us or any of our affiliates without cause. The employment agreements with each of Ms. Colden and Messrs. Hymel, Maliassas and Mulet provide for a confidentiality covenant on the part of the executive after his or her termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by the NEOs as of December 31, 2022. All time-based restricted shares presented in the table below will only vest subject to the executive’s continued employment through the applicable vesting date.

		Stock Awards
		Time-Based Awards			Performance-Based Awards
Name	Grant Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)
Bruce D. Wardinski	January 4, 2022	182,927	(2)	1,194,513	182,926	(5)	1,194,507
	January 4, 2021	250,765	(3)	1,637,495	470,182	(6)	3,070,288
	January 2, 2020	73,654	(4)	480,961	—		—
Ryan Hymel	January 4, 2022	54,878	(2)	358,353	54,878	(5)	358,353
	January 4, 2021	110,092	(3)	718,901	206,421	(6)	1,347,929
	January 2, 2020	25,253	(4)	164,902	—		—
Greg Maliassas	January 4, 2022	51,829	(2)	338,443	51,829	(5)	338,443
	January 4, 2021	91,744	(3)	599,088	172,017	(6)	1,123,271
	January 2, 2020	15,783	(4)	103,063	—		—
Fernando Mulet	January 4, 2022	54,878	(2)	358,353	54,878	(5)	358,353
	January 4, 2021	70,337	(3)	459,301	131,880	(6)	861,176
	January 2, 2020	15,783	(4)	103,063	—		—
Tracy M.J. Colden	January 4, 2022	30,488	(2)	199,087	30,487	(5)	199,080
	January 4, 2021	64,220	(3)	419,357	120,412	(6)	786,290
	January 2, 2020	10,522	(4)	68,709	—		—

(1)	Pursuant to SEC rules, the market value is calculated by multiplying the number of shares by the closing price of our Ordinary Shares ($6.53) on December 31, 2022.
(2)

Represents the number of time-based restricted shares that have not vested from initial award. One-third of the award vested on January 4, 2023, and the remainder will vest ratably in January 2024 and 2025.

(3)

Represents the remaining two-thirds of time-based restricted shares that have not vested from initial award. Half of the remaining award vested on January 4, 2023, and the remainder will vest in January 2024.

(4)	Represents the remaining one-third of time-based restricted shares that vested on January 4, 2023.
(5)

Represents the target number of CAGR and TSR performance-based restricted shares that may vest based on the Company’s achievement of the applicable performance goals over a three-year performance period commencing on January 1, 2022 and ending on December 31, 2024. Results as of December 31, 2022 indicate performance of the CAGR awards at target levels and the TSR awards between threshold and target levels.

(6)

Represents the target number of CAGR performance-based restricted shares and the maximum number of TSR performance-based restricted shares that may vest based on the Company’s achievement of the applicable performance goals over a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023. Results as of December 31, 2022 indicate performance of the CAGR awards at target levels and the TSR awards at maximum levels.

Option Exercises and Stock Vested

The following table presents the number of Ordinary Shares that were acquired upon vesting of restricted share awards and the related value realized by each of our NEOs during the year ended December 31, 2022:

	Stock Awards
Name	Number of Shares Acquired on Vesting of Restricted Share Awards (#)	Value of Shares Acquired on Vesting of Restricted Share Awards(1) ($)
Bruce D. Wardinski	386,538	3,199,257
Ryan Hymel	113,500	926,215
Greg Maliassas	75,428	584,597
Fernando Mulet	72,453	592,612
Tracy M.J. Colden	42,632	347,268

(1)	Based on the closing market price per Ordinary Share on the vesting date.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans and applicable employment agreements, calculated as if a termination of employment had occurred on December 31, 2022.

Name	Qualifying Termination(1)	Change in Control(2)	Death or Disability(3)	Retirement/ Resignation(4)
Bruce D. Wardinski
Cash severance	$3,875,000	$5,793,125	$—	$—
Equity awards(5)	4,760,664	7,168,396	4,760,664	—
Continuation of benefits	36,000	36,000	18,000	3,000

Total	$8,671,664	$12,997,521	$4,778,664	$3,000
Ryan Hymel
Cash severance	$990,000	$1,980,000	$—	$—
Equity awards(5)	2,043,799	2,768,719	2,043,799	—
Continuation of benefits	18,000	18,000	18,000	—

Total	$3,051,799	$4,766,719	$2,061,799	$—
Greg Maliassas
Cash severance	$930,000	$1,860,000	$—	$—
Equity awards(5)	1,668,807	2,352,542	1,668,807	—
Continuation of benefits	18,000	18,000	18,000	—

Total	$2,616,807	$4,230,542	$1,686,807	$—
Fernando Mulet
Cash severance	$990,000	$1,980,000	$—	$—
Equity awards(5)	1,303,460	2,025,423	1,303,460	—
Continuation of benefits	18,000	18,000	18,000	—

Total	$2,311,460	$4,023,423	$1,321,460	$—
Tracy M.J. Colden
Cash severance	$880,000	$1,760,000	$—	$—
Equity awards(5)	1,164,723	1,567,686	1,164,723	—
Continuation of benefits	18,000	18,000	18,000	—

Total	$2,062,723	$3,345,686	$1,182,723	$—

(1)

Upon the termination of the NEO’s employment without “Cause” or resignation by the NEO for “Good Reason,” as those terms are defined in the NEO’s respective employment agreement, the NEOs are generally entitled to cash severance comprising (i) an aggregate amount equal to the NEO’s base salary (two times base salary in the case of Mr. Wardinski) and the NEO’s discretionary annual bonus at the target amount then in effect (two times the discretionary annual bonus at the target amount in the case of Mr. Wardinski), paid in 12 equal monthly installments (24 installments in the case of Mr. Wardinski), (ii) additional monthly payments equal to $1,500 for a period of twelve months for the purpose of covering health insurance (24 months in the case of Mr. Wardinski), and (iii) a pro rata share of the NEO’s discretionary annual bonus relating to the year in which employment ends. The amount reported as cash severance in the table above does not include any pro rata annual cash incentive payments, as such payments were fully earned as of December 31, 2022 and are not considered to be accelerated upon termination. The amounts of the annual MIP payments are disclosed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

In addition, pursuant to the terms of the 2017 Plan, upon termination of the NEO’s employment without “Cause” or resignation by the NEO for “Good Reason,” as those terms are defined in the applicable award agreements, then time-based restricted shares granted at least one-year prior to the termination date will vest as of the date of termination pro rata based on the number of days of service completed by the NEO during the vesting period. Performance-based restricted shares with a TSR component that are granted at least one-year prior to the termination will vest as of the end of the three-year performance period pro rata based on the number of days of service completed by the NEO through the termination date. The number of TSR awards granted at least one-year prior to the termination is presented at the maximum level based on performance to date. Performance-based restricted shares with a CAGR component that are granted at least one-year prior to the termination and that are earned as of the termination date will vest as of the date of termination pro rata based on the number of days of service completed by the NEO through the termination date. Two-thirds of the CAGR awards that were granted at least one-year prior to the termination were earned as of the termination date.

(2)

Pursuant to their employment agreements, if our NEOs are terminated without “Cause” or resign for “Good Reason” within two years following a “Change in Control,” as those terms are defined in the employments agreements, each NEO is generally entitled to the same cash severance and benefit payments described in Footnote 1, except that the cash severance amount equal to the NEO’s base salary would be an amount equal to 2.99 times base salary and discretionary annual bonus at target for Mr. Wardinski and 2.0 times base salary and discretionary annual bonus at target for the other NEOs, paid in a lump sum. The amounts shown for cash severance assume a qualifying termination in connection with a Change in Control as of December 31, 2022. Assuming a termination date of December 31, 2022, payment of the annual bonus would not be considered accelerated, and the actual amount paid is disclosed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. In addition, pursuant to the 2017 Plan, in the event that outstanding equity awards are not assumed by the surviving entity in connection with a Change in Control, all unvested restricted shares subject only to time-vesting would fully vest. With respect to unvested performance-based restricted shares as of the date of the Change in Control, (i) if at least half of the performance period has elapsed as of the date of the Change in Control, the performance-based restricted shares would vest on such date based on actual performance of the applicable performance goals measured as of the date of the Change in Control as determined by the Compensation Committee, and (ii) if less than half of the performance period has elapsed as of the date of the Change in Control, then the performance-based restricted shares would vest based on target performance on the date of the Change in Control. The amounts shown in this column assume that the outstanding time-based and performance-based restricted share awards are not assumed in the transaction and therefore could be accelerated pursuant to the provisions of the 2017 Plan and the applicable award agreement.

(3)

Pursuant to their employment agreements, in the event of an NEO’s death or if the NEO’s employment terminates as a result of “Disability,” as such term is defined in the employment agreements, then the NEO or his or her estate, as applicable, is entitled to (i) a payment of any unpaid portion of base salary, (ii) a pro rata share of the discretionary annual incentive bonus (at no less than target in the event of death) and (iii) additional monthly payments equal to $1,500 for a period of 12 months for the purpose of covering health insurance, subject to cessation in the event of Disability if the executive becomes eligible to obtain insurance coverage from another group insurance plan. Assuming a termination date of December 31, 2022, payment of the annual bonus would not be considered accelerated, and the actual amount paid is disclosed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. Pursuant to the terms of the 2017 Plan, upon termination of the NEO’s employment for death or Disability, then time-based restricted shares granted at least one-year prior to the termination date will vest pro rata as of the date of termination based on the number of days of service completed by the NEO during the vesting period. Performance-based restricted shares with a TSR component that are granted at least one-year prior to the termination will vest as of the end of the three-year performance period pro rata based on the number of days of service completed by the NEO through the termination date. The number of TSR awards granted at least one-year prior to the termination is presented at the maximum level based on performance to date. Performance-based restricted shares with a CAGR component that are granted at least one-year prior to the termination and that are earned as of the termination date will vest as of the date of termination pro rata based on the number of days of service completed by the NEO through the termination date. Two-thirds of the CAGR awards that were granted at least one-year prior to the termination were earned as of the termination date.
(4)

Upon retirement or resignation without “Good Reason,” the NEOs are not entitled to any severance benefits pursuant to their employment agreements or the 2017 Plan, except that Mr. Wardinski is entitled to additional monthly payments equal to $1,500 for a period of two months for the purpose of covering health insurance.

(5)	Share values were calculated at $6.53 per share, the closing market price per Ordinary Share on December 31, 2022.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules. For a detailed discussion on the design of our executive compensation program, including how we align Company pay to Company performance, see the “Compensation Discussion and Analysis” section of this proxy statement. The Compensation Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
The
following table sets forth information concerning the compensation paid to our CEO and to our other NEOs compared to company performance for the years ended December 31, 2022, 2021 and 2020.

Year	Summary Compensation Table Total Pay for CEO (1)(2)	CAP to CEO (3)(4)	Average Summary Compensation Table Total Pay for Other NEOs (1)(2)	Average CAP to Other NEOs (3)(4)	Value of Initial Fixed $100 Investment Based On:		U.S. GAAP Net Income (Loss) (6)	Adjusted EBITDA (7)
					TSR (5)	Peer Group TSR (5)
2022	$6,094,331	$4,572,696	$2,098,304	$1,608,445	$77.74	$87.82	$56,706	$242,619
2021	$6,634,501	$9,604,526	$2,514,297	$3,527,344	$95.00	$111.22	$(89,682)	$99,171
2020	$4,071,093	$(274,074)	$1,508,630	$192,520	$70.83	$100.52	$(262,370)	$(21,173)

(1)
For each year shown, the CEO was Bruce D. Wardinski. For 2022, the other NEOs were Ryan Hymel, Greg Maliassas, Fernando Mulet, and Tracy M.J. Colden. For 2021, the other NEOs were Ryan Hymel, Kevin Froemming, Greg Maliassas and Fernando Mulet. For 2020, the other NEOs were Ryan Hymel, Alexander Stadlin, Kevin Froemming and Tracy M.J. Colden.

(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 49. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
Compensation actually paid (“CAP”) is defined by the SEC and is computed by subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; and (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year. The following tables reflect the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our
other NEOs.

CEO
Year	SCT Total Compensation	Minus SCT Equity Awards	Plus Fair Value of New Unvested Awards	(Minus) Plus Change in Fair Value of Prior Years’ Unvested Awards	Plus (Minus) Change in Fair Value of Vested Awards	Minus Fair Value of Forfeited Awards	Equals CAP
2022	$6,094,331	$(2,980,787)	$2,210,973	$(959,274)	$207,453	$—	$4,572,696
2021	$6,634,501	$(3,996,557)	$6,156,263	$666,272	$144,047	$—	$9,604,526
2020	$4,071,093	$(3,158,615)	$1,270,520	$(935,670)	$(981,704)	$(539,698)	$(274,074)

Other NEOs
Year	SCT Total Compensation	Minus SCT Equity Awards	Plus Fair Value of New Unvested Awards	(Minus) Plus Change in Fair Value of Prior Years’ Unvested Awards	Plus (Minus) Change in Fair Value of Vested Awards	Minus Fair Value of Forfeited Awards	Equals CAP
2022	$2,098,304	$(782,456)	$580,379	$(312,190)	$24,408	$—	$1,608,445
2021	$2,514,297	$(1,474,339)	$2,271,059	$143,558	$72,769	$—	$3,527,344
2020	$1,508,630	$(846,054)	$340,318	$(348,166)	$(272,045)	$(190,163)	$192,520

(4)
The fair value of our performance-based restricted shares used to compute CAP was estimated using a Monte-Carlo model, as the TSR and CAGR components are market conditions as defined by ASC 718,
Compensation — Stock Compensation
. The table below summarizes the key inputs used in the Monte-Carlo simulations, based on the year the award was granted:

	2022		2021		2019	2018
	CAGR	TSR	CAGR	TSR	CAGR	CAGR
Volatility	43.6%	43.6%	45.6% - 81.0%	45.6% - 81.0%	26.6%	26.4%
Interest Rate	4.4%	4.4%	0.7% - 4.7%	0.7% - 4.7%	1.6%	1.6%
Dividend Yield	—	—	—	—	—	—

(5)
Reflects the cumulative TSR of the Company and the Dow Jones United States Travel and Leisure Index (DJUSCG) for the year ended December 31, 2020, the two years ended December 31, 2021 and the three years ended December 31, 2022, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.

(6)	Amounts in thousands.
(7)
Amounts in thousands. Please refer to our Annual Report on Form
10-K
for the year ended December 31, 2022 for a discussion of adjusted EBITDA for each applicable year and a description of how it is calculated.

The
SEC-defined
CAP data set forth in the table above does not reflect amounts actually realized by our NEOs. A significant portion of the CAP amounts shown relate to changes in the values of unearned and/or unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. Specifically, as described in detail in the “Compensation Discussion and Analysis” section above, our performance-based restricted shares are subject to multi-year performance conditions tied to relative TSR and share price CAGR. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest.

Relationship of SEC CAP to Performance
The following graphs illustrate the relationship during 2020-2022 of the CAP to our CEO and the average CAP to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the Dow Jones United States Travel and Leisure Index, (ii) our U.S. GAAP net income or loss, and (iii) our Adjusted EBITDA (in each case as set forth in the table above).

Financial Performance Measures
The most important financial performance measures used by
the
Company in setting
pay-for-performance
compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial
performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section.

Significant Financial Performance Measures
Adjusted EBITDA
Relative TSR
Share Price Compound Average Growth Rate

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Bruce D. Wardinski, our Chairman and Chief Executive Officer (“CEO”).

For the year ended December 31, 2022, we estimate that the ratio of the annual total compensation of our CEO ($6,094,331) to the annual total compensation of our median employee ($6,906) was 882:1. Our median employee is a member of the housekeeping staff at one of our resorts in Jamaica.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included above.

Determining the Median Employee

As of October 1, 2022, the date chosen for identifying our median employee, we collected data for all employees globally at our corporate offices and our owned resorts in Mexico, Jamaica, and the Dominican Republic, and utilized base pay as our consistently applied compensation measure to identify the median employee. As of this date, approximately 100 employees were located in the United States, 5,100 employees were located in Mexico, 3,800 employees were located in the Dominican Republic and 2,200 employees were located in Jamaica. Employees of our resorts that we manage on behalf of third-party owners were excluded from the population, as their pay is set by a third-party. The base pay of our employees outside of the United States were converted into U.S. dollars using the applicable foreign exchange rates as of October 1, 2022.

The median employee’s annual total compensation includes base pay, overtime pay, bonus, gratuities and employer-paid defined contribution plan contributions. The median employee did not receive any share-based compensation awards.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. The SEC allows companies to adopt various methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio we reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sublease Agreement

Our subsidiary, Playa USA, entered into a sublease agreement with Barceló Crestline Corporation, an affiliate of our Predecessor’s prior parent, dated as of February 15, 2012, for office space in Fairfax, Virginia. The sublease agreement was assigned by Barceló Crestline Corporation to Crestline Hotels on July 18, 2013. Crestline Hotels leases the office space from an entity that is owned by Bruce D. Wardinski, our Chairman and Chief Executive Officer. The sublease agreement was further assigned by Playa USA to Playa Management on April 1, 2014. The sublease consideration is based on the number of rentable square feet occupied by Playa Management relative to the total number of square feet under the lease agreement, as well as Playa Management’s allocable share of operating costs, such as utility costs and common area costs. Playa Management subleases approximately 11,000 square feet of office space. During the years ended December 31, 2022, 2021, and 2020, we paid $0.8 million, $0.8 million and $0.8 million, respectively, related to the sublease agreement to the sub-landlord, which remits the payments to a company controlled by our Chairman and Chief Executive Officer.

Hyatt Agreements

Hyatt Subscription Agreement

On July 15, 2013, our Predecessor entered into a subscription agreement with HI Holdings, a wholly-owned subsidiary of Hyatt Hotels Corporation (the “Hyatt Subscription Agreement”). Pursuant to the Hyatt Subscription Agreement, HI Holdings purchased from our Predecessor 14,285,714 Ordinary Shares at a purchase price of $7.00 per share, for an aggregate purchase price of $100,000,000, and 26,785,714 preferred shares, at a purchase price of $8.40 per share, for an aggregate purchase price of $225,000,000.

We agreed under the Hyatt Subscription Agreement to indemnify HI Holdings for any breaches of our representations, warranties and agreements in the Hyatt Subscription Agreement, which indemnity is generally subject to (i) a deductible of $10 million and (ii) a cap of $50 million (other than for breaches of Company Fundamental Representations (as defined in the Hyatt Subscription Agreement, including representations regarding valid issuance of our Ordinary Shares and preferred shares, our organization, our capitalization and due authorization of the transactions), for which our indemnification liability is capped at $325 million). The representations and warranties we made and our related indemnification obligations survive for varying periods from the closing date of the transactions contemplated in the Hyatt Subscription Agreement. Most of these representations have expired, but others are still in force (e.g., certain tax representations survive until the expiration of the applicable statute of limitations, and certain representations as to title of property survive indefinitely). In addition, we have agreed under the Hyatt Subscription Agreement to indemnify HI Holdings for:

•

losses arising from the lack of operating licenses and noncompliance with certain environmental regulations at certain of our resorts in the Dominican Republic (subject to a deductible of $500,000 and the $50 million cap described above);

•

losses suffered by HI Holdings resulting from, based upon or related to, in whole or in part, any failure of us or certain of our subsidiaries or any other person that is or has been affiliated with us to (x) timely pay or reserve, or cause to be paid or reserved, all taxes required to be paid or reserved for by any of them in relation to activities, arrangements and transactions undertaken prior to August 9, 2013 to sell, market, promote or otherwise offer hotel rooms owned by us or certain of our subsidiaries (or any other person that is or has been affiliated with us) and (y) accurately prepare and timely file, or cause to be accurately prepared and timely filed, with the appropriate taxing authorities all required tax returns related thereto (subject to a cap of $20 million);

•	losses arising from or based upon any untrue statement or alleged untrue statement of a material fact (except to the extent based on information supplied by HI Holdings) contained in the offering memorandum for our Senior Notes due 2020, any amendment or supplement thereto, or in any materials or information provided to investors in the offering of our Senior Notes due 2020 by, or with the approval of, us in connection with the marketing of our Senior Notes due 2020 (which indemnity will not be subject to any of the deductible and cap limitations referred to above); and

•

losses arising from our obligation to indemnify our prior parent for certain transaction-related taxes (which indemnity will not be subject to any of the deductible and cap limitations referred to above and which will be proportionally adjusted to HI Holdings’ percentage ownership of our Ordinary Shares).

Any indemnity liability owed by us to HI Holdings under the Hyatt Subscription Agreement shall be payable, at our election, in immediately available funds and/or (so long as the Fair Market Value of our Ordinary Shares exceeds $3.50 per share (as adjusted for share splits, combinations and other similar events relating to the Ordinary Shares)) in additional Ordinary Shares. “Fair Market Value” shall be the amount agreed by us and HI Holdings or, if no agreement is reached within 15 days of our election to pay in shares, determined by valuation experts appointed by the parties in accordance with a specified timetable.

The Hyatt Subscription Agreement is governed by Dutch law, with any disputes arising thereunder subject to binding arbitration in accordance with the rules of the Netherlands Arbitration Institute.

Hyatt Resort Agreements

Each of our subsidiaries that is an owner of an all-inclusive resort operating under one or both of the Hyatt Ziva or Hyatt Zilara brands (the “Hyatt All-Inclusive Resort Brands”) has signed a franchise agreement and related services agreements with Hyatt and/or its affiliates governing the operation of that resort. We manage all of those resorts under a management agreement with each of Playa and any third-party owner for whom Playa serves as hotel operator (each a “Resort Owner”).

Under the Hyatt franchise agreement, Hyatt grants the Resort Owner the right, and the Resort Owner undertakes the obligation, to use Hyatt’s hotel system and system standards to build or convert and operate the resort. Each franchise agreement has a 15-year term from the resort’s opening date and Hyatt has two options to extend the term for an additional term of five years each, or 10 years in the aggregate. Hyatt provides initial and ongoing training and guidance, marketing assistance, and other assistance to the Resort Owner (and us as the resort’s manager) in connection with the resort’s development and operation. As part of this assistance, Hyatt reviews and approves the initial design and related elements of the resort. Hyatt also arranges for the provision of certain mandatory services, as well as (at the Resort Owner’s option) certain non-mandatory services, relating to such resort’s development and operation. In return, the Resort Owner agrees to operate the resort according to Hyatt’s operating procedures and its brand, quality assurance and other standards and specifications. This includes complying with Hyatt’s requirements relating to the central reservation system, global distribution systems and alternative distribution systems.

The Resort Owners (including us) for any new Hyatt All-Inclusive Resort Brand resorts will be required to pay an application fee to Hyatt. The Resort Owners also pay Hyatt an ongoing franchise fee for all Hyatt All-Inclusive Resort Brand resorts.

Under the Hyatt franchise agreements, if any Brand Owner (as defined below) or Restricted Brand Company (as defined below) acquires any ownership interest in us, we are required to implement strict informational and operational barriers between our operations with respect to such brand and our operations with respect to the Hyatt All-Inclusive Resort Brands. Such information and operational barriers generally include restrictions on sharing of any Hyatt-related confidential or propriety information with or participation of certain personnel employed by us in the strategic direction or operations of any hotel owned by a Brand Owner or a Restricted Brand Company.

If we violate the aforementioned restrictions in the Hyatt franchise agreements, Hyatt may terminate all (but not less than all) of its franchise agreements with us, provided that Hyatt delivers a termination notice to us within 180 days as specified in the franchise agreement, and we will be subject to liquidated damage payments to Hyatt.

A “Playa-Developed Brand” is a hotel concept or brand for all-inclusive resorts developed or acquired by us, of which we are the franchisor, licensor or owner, or for which we are the exclusive manager or operator, which brand is an upper upscale or higher standard, but does not include any existing hotel concept or brand that was owned by our Predecessor prior to September 1, 2016.

A “Restricted Brand” means any hotel concept or brand for all-inclusive hotels or resorts that is owned by or exclusively licensed to a Restricted Brand Company.

A “Restricted Brand Company” means each of Marriott International Inc., Hilton Worldwide Inc., Starwood Hotels & Resorts Worldwide, Inc., InterContinental Hotels Group, Accor Hotels Worldwide or any of their respective affiliates or successors.

Pursuant to the Hyatt franchise agreements and our Articles of Association, subject to certain exceptions, (a) a Brand Owner is prohibited from acquiring our shares such that the Brand Owner (together with its affiliates) acquires beneficial ownership in excess of 15% of our outstanding shares, and (b) a Restricted Brand Company is prohibited from acquiring our shares such that the Restricted Brand Company (together with its affiliates) acquires beneficial ownership in excess of 5% of our outstanding shares. Upon becoming aware of either share cap being exceeded, we will send a notice to such shareholder informing such shareholder of a violation of this provision and granting the shareholder two weeks to dispose of such excess shares to an unaffiliated third party. Such notice will immediately trigger the transfer obligation and suspend the right to attend our general meeting and voting rights (together, “Shareholder Rights”) of the shares exceeding the share cap. If such excess shares are not disposed by such time, (i) the Shareholder Rights on all shares held by the shareholder exceeding the share cap will be suspended until the transfer obligations have been complied with and (ii) we will be irrevocably authorized under our Articles of Association to transfer excess shares to a foundation until sold to a third party. Our franchise agreements provide that if the excess shares are not transferred to a foundation or an unaffiliated third party within 30 days following the earlier of the date on which a public filing is made with respect to either share cap being exceeded and the date we become aware of either share cap being exceeded as provided in the Hyatt franchise agreements, Hyatt will have the right to terminate all (but not less than all) of its franchise agreements with us, provided that Hyatt delivers a termination notice to us within 180 days as specified in the franchise agreement, and we will be subject to liquidated damage payments to Hyatt. A “Brand Owner” is any entity that (a) is a franchisor, licensor or owner of a Competing Brand (as defined below) or manages or otherwise operates hotels exclusively for the franchisor, licensor or owner of a Competing Brand (a “Brand Company”), (b) has an affiliate that is a Brand Company or (c) has a direct or indirect owner that is a Brand Company. A “Competing Brand” is a hotel concept or brand for all-inclusive hotels or resorts that has at least 12 hotels operating under that concept’s or brand’s trade name(s) anywhere in the world and that directly competes with any Hyatt All-Inclusive Resort Brand resort. The restriction on ownership by a Brand Owner will apply during the terms of our Hyatt franchise agreements and the restriction on ownership by a Restricted Brand Company will apply until we have less than three franchise agreements in effect for the operation of Hyatt All-Inclusive Resort Brand resorts and Hyatt owns less than 15% (on a fully-diluted, as-converted basis) of our Ordinary Shares, after which point the restriction on ownership by a Brand Owner will apply to that Restricted Brand Company (if it is a Brand Owner). The beneficial ownership in the aforementioned restrictions is determined under Rule 13d-3 promulgated under the Exchange Act.

Hyatt may also terminate all (but not less than all) of the Hyatt franchise agreements, provided that Hyatt delivers a termination notice to us within 180 days as specified in the franchise agreement, and we will be subject to liquidated damage payments to Hyatt if either (i) the Hyatt franchise agreements for three or more Hyatt All-Inclusive Resort Brand resorts have been terminated, or (ii) the Hyatt franchise agreements for 50% or more of the Hyatt All-Inclusive Resort Brand resorts (rounded up to the nearest whole number) have been terminated.

The Hyatt franchise agreements require us to pay liquidated damages to Hyatt if a franchise agreement is terminated under certain circumstances. The liquidated damages will be calculated in accordance with the various formulas set forth in a franchise agreement depending on the circumstances under which such franchise agreement is terminated. Further, the amount of liquidated damages will be increased if a franchise agreement is terminated due to the breach of the aforementioned restrictions on our activities and limits on the beneficial ownership of our Ordinary Shares.

In addition to the Hyatt franchise agreement, each Resort Owner has signed the following other agreements with Hyatt pertaining to the development and operation of the applicable Hyatt All-Inclusive Resort Brand resort:

•

Under the trademark license agreement, Hyatt grants a license to the Resort Owner to use the Hyatt All-Inclusive Resort Brands and other proprietary marks, copyrighted materials, and know-how in the development and operation of the resort. The Resort Owner (and us as the resort’s manager) must follow the rules and standards that Hyatt periodically specifies pertaining to the use and protection of its intellectual property. The Resort Owner pays Hyatt’s licensing fees.

•

Under the World of Hyatt frequent stayer program agreement, Hyatt LACSA Services, Inc. (“Hyatt LACSA”) provides the Resort Owner with various services related to the World of Hyatt guest loyalty program (and its successor program) and the provision of preferences to the frequent guests of the Hyatt resorts. Participation in the program includes the agreement of each Resort Owner to allow the World of Hyatt guest loyalty program members to earn points in connection with stays at the resort and redeem the points at the resort. Hyatt LACSA also provides the Resort Owner with program services relating to various frequent flyer programs that various airlines operate. Participation in the program includes allowing members of the airline programs to earn miles in connection with their qualified stays at the resort and redeem miles at the resort. The Resort Owner reimburses Hyatt LACSA (or its affiliates, as applicable) for the resort’s per-formula share of the cost of providing these services and Hyatt LACSA (or its affiliates) pays the Resort Owner a per-formula share of the revenue from stays by World of Hyatt guest loyalty program members who use points to pay for their hotel accommodations.

•

Under the chain marketing services agreement, Hyatt LACSA provides (or causes to be provided) various marketing services to the Resort Owner, including business leads, convention sales services, business sales services and sales promotion services (including the maintenance and staffing of Hyatt’s home office sales force and regional sales offices in various parts of the world), publicity, marketing to targeted, highly-valued frequent travelers via various methods of communication, arrangement of surveys designed to better understand motivation, satisfaction and needs of hotel guests, public relations, and all other group benefits, services and facilities, to the extent appropriate and caused to be furnished to other relevant participating hotels and resorts. The Resort Owner reimburses Hyatt LACSA (or its affiliates, as applicable) for the resort’s per-formula share of the cost of providing these services.

•

Under the reservations agreement, Hyatt LACSA provides electronic and voice reservation services through the use of the following reservation methods and technologies: (a) telephone reservations arranged through the international reservation centers located, from time to time, in various locations throughout the world; (b) reservations through the websites of Hyatt LACSA and its affiliates; and (c) reservations through connection to global distribution systems such as Amadeus/System One, Apollo/Galileo, Sabre (Abacus) and Worldspan. The reservations services also include the maintenance of the computers and related equipment and staffing of Hyatt LACSA’s (and its affiliates’) reservation centers located throughout the world and related research and development activities to support such reservation centers. The Resort Owner reimburses Hyatt LACSA (or its affiliates, as applicable) for the resort’s per-formula share of the cost of providing these services.

During the years ended December 31, 2022, 2021, and 2020, we incurred approximately $29.8 million, $18.6 million and $9.9 million, respectively, in fees pursuant to the Hyatt Resort Agreements.

Relationship with AMResorts

Hyatt owns Apple Leisure Group (“ALG”), the brand management platform AMResorts, and various tour operators and travel agencies. We paid AMResorts and its affiliates, as operators of the Jewel Punta Cana and Jewel Palm Beach through December 20, 2022 and January 6, 2023, respectively, management and marketing fees, and sold all-inclusive packages through ALG’s tour operators and travel agencies.

During the year ended December 31, 2022, transactions between us and ALG and AMResorts were as follows:

•	Package revenue of $18.1 million generated with ALG;

•	Management fees of $3.3 million paid to AMResorts; and

•	Marketing fees of $3.7 million paid to AMResorts.

Relationship with Sagicor

We have a relationship with Sagicor through the 2018 Shareholder Agreement and due to Sagicor’s ownership of approximately 6.9% of our outstanding ordinary shares. We pay Sagicor for employee insurance coverage at one of our Jamaica properties. Sagicor is also a part owner of the Jewel Grande Montego Bay Resort & Spa and compensates us as manager of the property. During the year ended December 31, 2022, we received approximately $5.1 million of cost reimbursements from Sagicor as reimbursement of certain costs incurred by us on behalf of the Jewel Grande Montego Bay Resort & Spa managed by Playa, and paid approximately $1.1 million for employee insurance coverage. All of these transactions were approved by our Board in accordance with our related party transactions policy.

Relationship with Davidson Kempner Capital Management L.P.

Davidson Kempner Capital Management L.P. (“DKCM”) is the investment manager of multiple affiliated funds and is considered a related party which owns approximately 9.6% of our ordinary shares. The affiliated funds managed by DKCM were also the lenders to our $110.0 million property loan agreement and our additional senior secured credit facility, which consisted of $93.3 million of outstanding Term A1, Term A2 and Term A3 loans. The property loan agreement had a fixed interest rate of 9.25% and the Term A1, Term A2 and Term A3 loans had an average interest rate of 9.25%. We paid DKCM periodic interest payments related to the outstanding debt through December 16, 2022, when we repaid the principal balances of these loans in connection with our debt refinancing.

During the year ended December 31, 2022, transactions between us and DKCM were as follows:

•	Repayment of the principal balance of the outstanding debt of $203.3 million;

•	Payment of early termination and other fees corresponding with the repayment of the outstanding debt of $5.2 million;

•	Payment of interest and amortization of deferred financing costs and discounts incurred through the repayment date of $21.1 million; and

•	Write off of $6.3 million of unamortized deferred financing costs and discounts.

An affiliate of DKCM is a lender of $25.0 million in aggregate principal of our new $1.1 billion Term Loan which was entered into in December 2022.

Relationship with HG Vora Capital Management, LLC

HG Vora Capital Management, LLC is considered a related party due to its ownership of our ordinary shares and is a lender of $42.5 million in aggregate principal of our new $1.1 billion Term Loan which was entered into in December 2022.

Indemnification Agreements

Our Articles of Association provide for certain indemnification rights for our directors and executive officers, and we entered into an indemnification agreement with each of our directors and executive officers and certain of our significant employees providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law.

Review, Approval or Ratification of Transactions with Related Persons

Consistent with Dutch law and our Articles of Association, we adopted a code of business conduct and ethics. The code of business conduct and ethics includes a policy requiring that our Board review any transaction a director or executive officer proposes to have with Playa that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, our Board will be obligated to ensure that all such transactions are approved by a majority of our Board (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of April 11, 2023 by:

•	each person who is an executive officer of our Company;

•	each person who is a director of our Company;

•	each person who is the beneficial owner of more than 5% of our outstanding Ordinary Shares; and

•	all executive officers and directors of our Company as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Ordinary Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each director, director nominee, executive officer or beneficial owner of more than 5% of our Ordinary Shares.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. Except as indicated in the table below, to our knowledge, no Ordinary Shares beneficially owned by any of our executive officers or directors have been pledged as security.

Unless otherwise indicated, the address of each person named below is c/o Playa Hotels & Resorts N.V., Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands.

Beneficial Ownership
Beneficial Owner	Number of Ordinary Shares with Voting Rights	Percentage of All Ordinary Shares with Voting Rights(1)
Named Executive Officers
Bruce D. Wardinski(2)	4,466,340	2.8%
Ryan Hymel(3)	853,781	*
Greg Maliassas(4)	637,515	*
Fernando Mulet(5)	705,641	*
Tracy M.J. Colden(6)	395,258	*
Non-Executive Directors
Karl Peterson(7)(8)	2,669,417	1.7%
Hal Stanley Jones(8)	100,864	*
Elizabeth Lieberman(8)	75,864	*
Jeanmarie Cooney(8)	15,384	*
Mahmood Khimji(8)(9)	2,027,579	1.3%
Maria Miller(8)	32,829	*
Leticia Navarro(8)	27,579	*
5% or greater shareholders:
Davidson Kempner Capital Management LP(10)	15,142,519	9.6%
Sagicor Financial Corporation Limited(11)	10,951,451	6.9%
HI Holdings Playa(12)	12,143,621	7.7%
Rubric Capital Management LP(13)	11,876,728	7.5%
HG Vora Capital Management, LLC(14)	10,000,000	6.3%
Morgan Stanley(15)	11,915,235	7.5%
All executive officers and directors as a group (12 persons)(16)	12,008,051	7.6%

*	Less than 1.0%
(1)

Based on 158,532,558 total shares outstanding as of April 11, 2023, which consists of 153,654,261 Ordinary Shares outstanding and 4,878,297 restricted shares granted pursuant to the 2017 Plan. The restricted shares contain voting rights but are restricted from being transferred until their vesting dates.

(2)

Includes 1,344,868 restricted shares that Mr. Wardinski has the ability to vote but is restricted from transferring until their vesting dates. Also includes 1,700,000 shares held by the Bruce Wardinski Irrevocable Trust, of which Mr. Wardinski’s spouse is trustee.

(3)	Includes 542,416 restricted shares that Mr. Hymel has the ability to vote but is restricted from transferring until their vesting dates.
(4)	Includes 500,637 restricted shares that Mr. Maliassas has the ability to vote but is restricted from transferring until their vesting dates.
(5)	Includes 462,906 restricted shares that Mr. Mulet has the ability to vote but is restricted from transferring until their vesting dates.
(6)	Includes 310,022 restricted shares that Ms. Colden has the ability to vote but is restricted from transferring until their vesting dates.
(7)	2,654,033 shares are held through Peterson Capital Partners, LP.
(8)	Includes 15,384 restricted shares that the director has the ability to vote but is restricted from transferring until their vesting date.
(9)

2,000,000 shares are held through KGT Investments, LLC, a limited liability company of which the Mr. Khimji is the sole manager. All 2,000,000 shares are pledged by Mr. Khimji as collateral for a general-purpose, secured line of credit. See “Hedging and Pledging of Company Securities”.

(10)	Based on a Schedule 13D filed with the SEC on November 23, 2022 and a Schedule 13D/A filed with the SEC on December 20, 2022. Davidson Kempner Capital Management LP (“DKCM”) is an investment manager to each of M. H. Davidson & Co., Davidson Kempner Partners, DKIP (Cayman) II, Davidson Kempner Institutional Partners, L.P., Davidson Kempner International, Ltd., Davidson Kempner Distressed Opportunities Fund LP, Davidson Kempner Distressed Opportunities International Ltd. and DKLDO V Trading Subsidiary LP (collectively, the “Davidson Kempner Funds”), either directly or by virtue of a sub-advisory agreement with the investment manager of the relevant fund, and has shared voting and dispositive power over the Ordinary Shares owned by the Davidson Kempner funds. DKCM GP LLC is the general partner of DKCM, and the managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons. Mr. Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities held by the Davidson Kempner Funds. Additionally, the Davidson Kempner Funds entered into notational principal amount derivative agreements in the form of cash settled swaps (the “Derivative Agreements”) with respect to an aggregate of 11,450,227 Ordinary Shares (collectively representing economic exposure comparable to 7.2% of the outstanding Ordinary Shares). The Derivative Agreements provide the Davidson Kempner Funds with economic results that are comparable to the economic results of ownership of the Ordinary Shares but do not provide them with the power to vote or direct the voting of, or dispose of or direct the disposition of, the shares that are referenced by the Derivative Agreements (such shares, the “Subject Shares”). DKCM disclaims beneficial ownership in the Subject Shares. The counterparties to the Derivative Agreements are unaffiliated third party financial institutions. The address of DKCM is 520 Madison Avenue, 30th Floor, New York, New York 10022.
(11)

Based on a Form 4 filed with the SEC on June 15, 2022. Sagicor Financial Corporation Limited, the holder of the Ordinary Shares, is a direct, wholly-owned subsidiary of Sagicor Financial Company Ltd., and shares voting and dispositive power over the Ordinary Shares with Sagicor Financial Company Ltd. The address of Sagicor Financial Corporation Limited and Sagicor Financial Company Ltd. is Cecil F De Caires Building, Wildey, St. Michael, Barbados, BB15096.

(12)

HI Holdings is an indirect wholly-owned subsidiary of Hyatt. Hyatt and each of AIC Holding Co., Hyatt International Corporation and Hyatt International Holdings Co., each a direct or indirect wholly-owned subsidiary of Hyatt, may be deemed to beneficially own Ordinary Shares held by HI Holdings. The address of HI Holdings is 71 South Wacker Drive, 12th Floor, Chicago, IL, 60606.

(13)

Based on a Schedule 13G/A filed with the SEC on February 10, 2023. Rubric Capital Management LP (“Rubric Capital”) is the investment adviser to certain investment funds and/or accounts that hold the ordinary shares reported. David Rosen is the Managing Member of Rubric Capital Management GP LLC, the general partner of Rubric Capital. The address of Rubric Capital is 155 East 44th St, Suite 1630, New York, NY 10017.

(14)	Based on a Schedule 13G/A filed with the SEC on February 14, 2023. The address of HG Vora Capital Management, LLC is 330 Madison Avenue, 20th Floor, New York, NY 10017.
(15)

Based on a Schedule 13G/A filed with the SEC on February 10, 2023. Morgan Stanley has shared voting power over 11,909,150 Ordinary Shares and shared dispositive power over 11,915,235 Ordinary Shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(16)	Includes 3,268,537 restricted shares that have the ability to vote but are restricted from being transferred until their vesting dates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and more than 10% shareholders to file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. Based on a review of the copies of such reports furnished to us, we believe that, during 2022, all transactions were timely filed.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any director or committee of the Board by directing correspondence to Tracy M.J. Colden, Secretary, Playa Hotels & Resorts N.V., 1560 Sawgrass Corporate

Parkway, Suite 140, Fort Lauderdale, Florida 33323, United States of America. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.playaresorts.com. Our Code of Conduct and the charters of the Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department.

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. We also file the Annual Accounts and our Dutch Statutory Annual Reports with the Dutch trade registry.

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

OTHER PROXY MATTERS

Information About Our 2024 Annual General Meeting: Shareholder Proposals and Shareholder Access

Because the Company is a Dutch public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and time frames apply if shareholders wish to submit a proposal for consideration by Playa shareholders at the 2024 annual general meeting of shareholders. Under Dutch law and the Company’s Articles of Association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2024 annual general meeting of shareholders, the shareholder must fulfill the requirements set forth in Dutch law and the Company’s Articles of Association, including satisfying both of the following criteria:

•

the Company must receive the proposed agenda item (supported by reasons) or proposed resolution in writing or by electronic means (to playacorporatesecretary@playaresorts.com) no later than 60 days before the date of the 2024 annual general meeting of shareholders (which date has not yet been declared by the Board); and

•	the number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution represent at least 3% of the Company’s issued share capital.

Under the Dutch Corporate Governance Code, if shareholders intend to request that an item be put on the agenda as described above that may result in a change in the Company’s strategy, for example as a result of the dismissal of one or several Board members, the Board should be given the opportunity to invoke a reasonable period of up to 180 days during which to respond to such request. If invoked, the Board should use the response time for further deliberation and constructive consultation, in any event with the relevant shareholder(s) requesting the agenda item, and the Board should explore the alternatives. At the end of the response time, the Board should report on this consultation and the exploration to the shareholders meeting. A response time may be stipulated only once for any given shareholders meeting and should not apply to an item in respect of which the response time had been previously stipulated, or to meetings where a shareholder holds at least 75% of the issued capital as a consequence of a successful public bid. In addition, the Board can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more of our directors or to amend any provision in our Articles of Association dealing with those matters, or when a public offer for the Company is made or announced without the Company’s support, provided, in each case, that the Board believes that such proposal or offer materially conflicts with the interests of the Company and its business. During a cooling-off period, the general meeting cannot dismiss, suspend or appoint our directors nor amend the provisions in our Articles of Association dealing with those matters, except at the proposal of the Board.

Consistent with established Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed by the general meeting from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is represented in person or by proxy at the general meeting, unless the nomination is overruled by the general meeting voting against the appointment of the candidate by a resolution adopted with at least a simple majority of the votes cast, provided that such votes represent more than 50% of the Company’s issued share capital.

In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules under U.S. federal securities laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2024.

Pursuant to U.S. federal securities laws, if a shareholder wishes to have a proposed agenda item or a proposed resolution within the authority of shareholders included in the Company’s proxy statement for the 2024 annual general meeting of shareholders, then in addition to the above requirements, the shareholder also needs to follow the procedures outlined in Rule 14a-8 of the Exchange Act. If you wish to submit a proposal intended to be presented at our 2024 annual general meeting of shareholders pursuant to Rule 14a-8, your proposal must be received by us no later than December 19, 2023, and must otherwise comply with the requirements of Rule 14a-8 and Dutch law in order to be considered for inclusion in the 2024 proxy statement and proxy.

Any proposed agenda item or proposed resolution within the authority of shareholders under the Company’s Articles of Association or pursuant to Rule 14a-8 for our 2024 annual general meeting of shareholders should be sent by electronic means (to playacorporatesecretary@playaresorts.com) or to our registered office in the Netherlands at the following address:

Nieuwezijds Voorburgwal 104

1012 SG Amsterdam, the Netherlands

The Right of Shareholders to Request a Shareholder Meeting

Under Dutch law and the Company’s Articles of Association, shareholder meetings can be convened at the request of shareholders with due observance of article 2:110 of the Dutch Civil Code, which is the article that addresses this subject under Dutch law. That provision of Dutch law provides that only one or more shareholders representing at least ten percent (10%) of the issued share capital may make a request to the Board to convene a meeting within six weeks and also provides a procedure to approach the Dutch court in preliminary relief proceedings in Amsterdam, if the Board fails to call such a meeting. The provisions under the Dutch Corporate Governance Code relating to invoking a response time and the provision under Dutch law relating to a cooling-off period, as described above, apply mutatis mutandis if shareholders request the convening of a shareholder meeting.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Tracy M.J. Colden, Secretary, Playa Hotels & Resorts N.V., 1560 Sawgrass Corporate Parkway, Suite 140, Fort Lauderdale, Florida 33323, United States of America, or by phone at 1-866-540-7095. You may also contact the Company if you received multiple copies of the annual general meeting materials and would prefer to receive a single copy in the future.

Other Matters

The Dutch Civil Code does not permit any business to be voted on at the AGM other than that stated in the notice of meeting unless the matter is unanimously approved by all votes cast and all issued shares are represented in person or by proxy the AGM.

Forward-Looking Statements

This proxy statement contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “optimistic,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-

looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on February 23, 2023, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement and in Playa’s other filings with the SEC.

While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

ANNEX A

FOURTH AMENDMENT TO PLAYA HOTELS & RESORTS N.V. 2017 OMNIBUS INCENTIVE PLAN

WHEREAS, Playa Hotels & Resorts N.V. (the “Company”) maintains the Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s shareholders if and to the extent required by applicable laws (the “Shareholder Approval”);

WHEREAS, the Board desires to increase the number of common shares in the capital of the Company, with a par value of EUR 0.10 per share, reserved for issuance under the Plan (the “Share Increase”) by twelve million (12,000,000) Shares;

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase, as set forth in this fourth amendment to the Plan (this “Fourth Amendment”), effective upon receipt of the Shareholder Approval;

WHEREAS, pursuant to Section 5.2 of the Plan, in order to effectuate the Share Increase, the Shareholder Approval must be obtained; and

WHEREAS, capitalized terms used in this Fourth Amendment but not defined herein shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Shareholder Approval, as follows:

1.        Section 4.1 of the Plan is hereby deleted and replaced in its entirety with the following:

4.1 Number of Shares Available for Awards.

Subject to adjustment pursuant to Section 17, and subject to further authorization by the general meeting of shareholders, the maximum number of Shares available for issuance under the Plan shall be twenty-four million (24,000,000) Shares. Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

Except as specifically provided in and modified by this Fourth Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Fourth Amendment, effective upon receipt of the Shareholder Approval.

PLAYA HOTELS & RESORTS N.V.

By:	/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Chairman & CEO

ANNEX B

PLAYA HOTELS & Resorts N.V.

Compensation Policy

A.	Introduction

Playa Hotels & Resorts N.V. (the “Company”) is required by Dutch corporate law and its articles of association (the “Articles”) to have a policy (this “Compensation Policy”) governing the compensation of the board of directors of the Company (the “Board”, comprised of one or more executive Directors, the “Executive Director(s)” and one or more non-executive Directors, the “Non-Executive Director(s)”, the Executive Director(s) and the Non-Executive Director(s) jointly, the “Directors”). The Compensation Policy is required to be adopted by the Company’s general meeting of shareholders (the “General Meeting”). The Articles designate the Board as the competent body to determine the compensation of the Directors with due observance of this Compensation Policy and the Articles.

The Board has established a compensation committee (the “Compensation Committee”) from among its members to assist the Board inter alia in matters relating to the compensation of Directors. The functioning of the Compensation Committee shall be set forth in the charter of the Compensation Committee to be adopted by the Board, and to be amended by the Board from time to time.

B.	General

This Compensation Policy sets forth a compensation structure designed to attract, retain and motivate Directors with the leadership qualities, skills and experience needed to support the management and growth of the Company’s business. This Compensation Policy aims to drive strong business performance, promote accountability, incentivize Directors to achieve short- and long-term performance goals with the objective of substantially increasing the Company’s equity value, and assure that Directors’ interests are closely aligned with those of the Company’s shareholders and other stakeholders.

This Compensation Policy is intended to ensure the overall market competitiveness of the Directors’ compensation packages, while providing the Board with enough flexibility to tailor its compensation practices on a case by case basis. In determining the compensation of Directors, the Board (and the Compensation Committee), in its discretion, shall consider what, if any, actions shall be taken with a view to preventing conflicts of interest. In its discretion, the Board (or the Compensation Committee) may obtain independent advice from compensation consultants or counsel on the appropriate levels of compensation. The Compensation Committee shall annually review and, if deemed appropriate, recommend to the Board changes to the individual Directors’ compensation packages from time to time in a manner consistent with this Compensation Policy.

C.	Director Compensation

1.	General

The compensation for the Directors shall be determined by the Board (and the Compensation Committee), within the framework of this Compensation Policy. The compensation for the Executive Director(s) shall be determined without involvement of the Executive Director(s) in the deliberations and decision-making.

In determining the appropriate levels of compensation for each of the Directors, the Board (and the Compensation Committee) may take into account marketplace information such as industry standards and peer group data, pre-existing arrangements, whether a Non-Executive Director is independent and the specific respective positions a Director serves on the Board, its committees and/or the Company’s executive management. The Board (and the Compensation Committee) may further take into account such other compensation as may be payable to the persons covered by this policy in any capacity, whether at the level of the Company or at the level of other entities controlled by the Company or under common control with the Company, and whether payable by the Company or by entities controlled by the Company or under common control with the Company. In determining compensation for the Directors, the Board (and the Compensation Committee) shall take into account, to the extent deemed appropriate for the Company by the Board (and the Compensation Committee), the best practices and recommendations under the Dutch Corporate Governance Code.

2.	Executive Director Compensation

The compensation package of each of the Executive Director(s) shall consist of a mix between fixed and variable compensation and include some or all of the following components:

•	Annual base salary

•	Cash incentives and/or bonuses

•	Equity-based compensation and deferred or long-term incentive awards

•	Pensions and other employee benefits

•	Severance pay

The mix of short and long-term variable components is intended to support both long-term value creation and short-term Company objectives. The Board (and Compensation Committee) may in its discretion include other components in an Executive Director’s compensation package with due observance of this Compensation Policy.

Annual Base Salary

The annual base salary (the fixed part of the annual cash compensation) shall be subject to annual review by the Compensation Committee in light of each Executive Director’s performance as well as the Company’s performance, and/or such other factors as the Compensation Committee deems appropriate. After review, the Compensation Committee may, if deemed appropriate, determine a base salary increase or decrease, if any, subject to the terms of any contractual compensation arrangements with the relevant Executive Director.

Cash Incentives

The Executive Director(s) are eligible for an annual cash incentive award (the variable part of the annual cash compensation) based on financial and/or non-financial metrics as may be established by the Compensation Committee or by the Board upon recommendation of the Compensation Committee.

An Executive Director may further be eligible for other short-term and/or long-term cash incentive awards that are intended to provide award opportunities in consideration for substantial contributions to the success of the Company and/or to promote and incentivize continued service of such Executive Director with the Company. Such cash incentive awards may be based on the satisfaction of continued-service conditions and/or achieving short-term or long-term financial or other performance objectives designated by the Board or Compensation Committee.

With respect to all variable cash incentive awards, subject to existing contractual arrangements, the Board or Compensation Committee shall (i) set in advance of granting the award the applicable targets, objectives and/or conditions, and their respective weighting, (ii) set the maximum amount for the cash incentive, (iii) review and, if deemed appropriate, amend the applicable targets, objectives and conditions, and (iv) determine the extent to which the applicable targets, objectives and/or conditions are attained, and the final amount of the cash incentive award to vest and be paid to the relevant Executive Director. The Compensation Committee may make recommendations in this respect.

The Board or Compensation Committee may also award cash bonuses to an Executive Director as a means of rewarding or retaining key personnel.

Incentive Awards—Omnibus Incentive Plan

The Company has adopted the Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”) to allow the Company to make awards to eligible directors, officers, employees and consultants of the Company and its subsidiaries and affiliates. The Omnibus Incentive Plan provides the Board (or a committee composed of Directors as designated by the Board, which is currently the Compensation Committee) with the authority to award to eligible individuals stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance shares or other performance-based awards or other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Company’s ordinary shares (subject to receiving proper authorization from the General Meeting to do so). Subject to adjustment for changes in capitalization and corporate transactions, up to 24,000,000 of the Company’s ordinary shares may be issued pursuant to awards granted under the Omnibus Incentive Plan (subject to further increase of such number from time to time).

The Executive Director(s) are eligible to receive awards under the Omnibus Incentive Plan as determined by the Board or Compensation Committee (or another committee composed of Directors as designated by the Board).

The Omnibus Incentive Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. Any of the awards that may be granted under the Omnibus Incentive Plan may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Omnibus Incentive Plan. Any such performance goals are established by the Board or Compensation Committee (or another committee composed of Directors as designated by the Board).

The performance goals upon which the payment or vesting of a performance-based award to an eligible person may include the following performance measures, with or without adjustment (including pro forma adjustments):

(a)	funds from operations, including adjusted funds from operations;

(b)	net earnings or net income;

(c)	operating earnings;

(d)	pretax earnings;

(e)	earnings per share;

(f)	share price, including growth measures and total shareholder return;

(g)	earnings before interest and taxes;

(h)	earnings before interest, taxes, depreciation and/or amortization;

(i)	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	share-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	gain or loss related to investments;

•	sales and use tax settlement; and

•	gain on non-monetary transaction.

(j)	sales or revenue growth, whether in general, by type of product or service, by type of customer or by type of property;

(k)	gross or operating margins;

(l)	return measures, including return on assets, capital, investment, equity, sales or revenue;

(m)	cash flow, including:

•	operating cash flow;

•

free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity; and

•	cash flow return on investment;

(n)	productivity ratios;

(o)	expense targets;

(p)	market share;

(q)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(r)	working capital targets;

(s)	completion of acquisitions of businesses or companies;

(t)	completion of divestitures and asset sales;

(u)	customer satisfaction;

(v)	employee satisfaction; or

(w)	any combination of the foregoing business criteria.

The above performance goals and measures shall be set by the Board or Compensation Committee in advance of granting the award. Performance under any of the foregoing performance measures (a) may be used to measure the performance of (i) the Company and its subsidiaries and other affiliates as a whole, (ii) the Company, any subsidiary, and/or any other affiliate or any combination thereof, or (iii) any one or more business units of the Company, any subsidiary, and/or any other affiliate, as the Compensation Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee for such comparison, as the Compensation Committee, in its sole discretion, deems appropriate. In addition, the Compensation Committee, in its sole discretion, may select performance under the performance measure specified in clause (f) above for comparison to performance under one or more stock market indices designated or approved by the Compensation Committee. The Compensation Committee also shall have the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the above performance measures.

Pension

An Executive Director may be eligible for post-retirement income and/or other benefits, as determined by the Non-Executive Directors or Compensation Committee from time to time.

Benefits

An Executive Director may be entitled to allowances and/or benefits in kind. These allowances and benefits may be comprised of elements consistent with market practice (such as, but not limited to, retirement plan contributions, a company car, contribution to health care costs, life insurance premiums, fixed annual cost allowances for representation or otherwise) or relate to specific international circumstances (such as, but not limited to, grossed-up costs relating to relocation, accidental and health insurance, housing, school and travel).

Severance Pay

An Executive Director may, subject to existing contractual arrangements, be eligible for severance pay upon termination of office or employment by the Company, as determined by the Non-Executive Directors or the Compensation Committee from time to time.

Compensation Recovery Policy

It is the policy of the Company to maintain a compensation recovery policy which applies to executive officers, including an Executive Director, and other senior executives and employees as designated by the Board, to provide for recovery of certain excess incentive compensation granted, earned or vested based on achievement of a financial reporting measure in the event the Company is required to prepare an account restatement of its financial statements under the U.S. federal securities laws due to executive’s or employees misconduct, fraud or illegal behaviour. It is also the policy to amend the compensation recovery policy as appropriate to comply with changes in applicable requirements of law or listing standards to which the Company is subject.

3.	Non-Executive Director Compensation

Each Non-Executive Director may receive (i) cash compensation in the form of an annual retainer fee, committee membership fee, chairperson fee and/or meeting attendance fees, and (ii) cash or equity compensation in the form of cash or equity settled awards under the Omnibus Incentive Plan, in each case as determined by the Board or Compensation Committee. The compensation of each Non-Executive Director will be fixed and will not include performance-based awards granted under the Omnibus Incentive Plan.

D. OTHER

It is the current policy of the Company that it shall not grant any advances, personal loans and guarantees to the Directors, provided that travel advances on terms applicable to the personnel as a whole shall not be prohibited by this paragraph.

Approved by the General Meeting: [May 11], 2023

Effective: [May 11], 2023

PLAYA HOTELS & RESORTS N.V.

Nieuwezijds Voorburgwal 104

1012 SG Amsterdam, the Netherlands

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 a.m. Central European Summer Time on May 10, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:59 a.m. Central European Summer Time on May 10, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 5:59 a.m. Central European Summer Time on May 10, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E69081-P19476	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLAYA HOTELS & RESORTS N.V.
The Board of Directors recommends you vote “FOR” each of the directors listed in proposal 1 and “FOR” proposals 2, 3, 4, 5, 6, 7, 8 and 9.
		For	Against	Abstain
1.	Appointment of the following eight directors, each for a term ending immediately after the next annual general meeting of shareholders:					For	Against	Abstain

	1a. Bruce D. Wardinski	☐	☐	☐	3. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	☐	☐	☐

	1b. Jeanmarie Cooney	☐	☐	☐	4. Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2023	☐	☐	☐

	1c. Hal Stanley Jones	☐	☐	☐	5. A non-binding, advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”)	☐	☐	☐

	1d. Mahmood Khimji	☐	☐	☐	6. Discharge of the Company’s directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2022	☐	☐	☐

	1e. Elizabeth Lieberman	☐	☐	☐	7. Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company	☐	☐	☐

	1f. Maria Miller	☐	☐	☐

8.  Delegation to the Board of the authority to issue shares and grant rights to subscribe for shares in the capital of the Company and to limit or exclude pre-emptive rights for 10% of the Company’s issued share capital

						☐	☐	☐

	1g. Leticia Navarro	☐	☐	☐	9. Amendments to the Company’s 2017 Omnibus Incentive Plan and compensation policy	☐	☐	☐

	1h. Karl Peterson	☐	☐	☐

2.	Adoption of the Company’s Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2022	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E69082-P19476

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF PLAYA HOTELS & RESORTS N.V.

The undersigned hereby appoints Paul van der Bijl, independent civil law notary, and Daan Hagelstein, independent deputy civil law notary, working with NautaDutilh N.V., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Playa Hotels & Resorts N.V. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the Company to be held on May 11, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual General Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE DIRECTORS NOMINATED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5, 6, 7, 8 and 9 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side